Exhibit 10.5




                  CASH COLLATERAL AND DISBURSEMENT AGREEMENT



                                     Among

                    U.S. Bank, N.A., as Disbursement Agent,

                         U.S. Bank, N.A., as Trustee,

             Professional Associates Construction Services, Inc.,

                 The Chukchansi Economic Development Authority

                                      and

                 The Picayune Rancheria of Chukchansi Indians
           (solely with respect to its obligations under Section 15)

                                  dated as of

                                October 8, 2002


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
                                                          TABLE OF CONTENTS

                                                                                                                        Page


1.         Definitions.                                                                                                    2
           1.1       Defined Terms.........................................................................................2
           1.2       Index of Additional Defined Terms....................................................................12

2.         Appointment of Disbursement Agent; Establishment of Securities Accounts; Related Provisions....................14
           2.1       Appointment of the Disbursement Agent................................................................14
           2.2       Establishment of Securities Accounts.................................................................14
           2.3       Acknowledgement of Security Interest; Control........................................................16
           2.4       Control of Securities Accounts.......................................................................16
           2.5       Control of Deposit Account...........................................................................17
           2.6       The Authority's Rights...............................................................................18
           2.7       Cash Equivalents.....................................................................................18
           2.8       Remedies.............................................................................................19
           2.9       Waiver of Set-Off Rights.............................................................................19
           2.10      Cooperation..........................................................................................19

3.         Certain Responsibilities of Disbursement Agent and Independent Construction Consultant.........................20
           3.1       Disbursements from the Securities Accounts...........................................................20
           3.2       Transfer of Funds at Direction of Trustee............................................................20
           3.3       Payment of Compensation..............................................................................20
           3.4       Periodic Review......................................................................................21
           3.5       Review by Independent Construction Consultant........................................................21

4.         Disbursements During Construction Period.......................................................................22
           4.1       Initial Disbursements from the Construction Disbursement Account.....................................22
           4.2       Subsequent Disbursements from the Construction Disbursement Account..................................23
           4.3       Advance Construction Disbursements...................................................................25
           4.4       Interest Reserve Account Disbursements...............................................................25
           4.5       Final Disbursement of Funds in Construction Period Accounts following the Initial Operating Date.....26

5.         Certain Construction Period Covenants..........................................................................26
           5.1       Amendments to Authority Budget.......................................................................26
           5.2       Construction Contract Amendment Process..............................................................27
           5.3       Construction Contracts Entered into after the Issuance Date..........................................28
           5.4       Available Construction Funds Certificate.............................................................29
           5.5       Project Cost Schedule Certificate....................................................................30
           5.6       Final Plans..........................................................................................30
           5.7       Deposit of Additional Funds..........................................................................30
           5.8       Deemed Deposit of Advance Disbursement Request into Escrow Account...................................30

6.         Certain Operating Period Covenants.............................................................................30
           6.1       Collection Banks.....................................................................................30
           6.2       Funds in Accounts....................................................................................31
           6.3       Notice that Project is Operating.....................................................................31
           6.4       Maintenance of Permitted Investments.................................................................32

7.         Operating Period Accounts......................................................................................32
           7.1       Capital Replacement Reserve Account..................................................................32
           7.2       Cash Accumulation Account............................................................................32
           7.3       Shortfall Account....................................................................................33
           7.4       Contingent Interest Account..........................................................................33
           7.5       Tribe Distribution Fund Account......................................................................35
           7.6       Authority Investment Account.........................................................................35

8.         Other Accounts.................................................................................................35
           8.1       Interest Payment Account.............................................................................35
           8.2       Principal Payment Account............................................................................36
           8.3       Collateral Reserve Account...........................................................................36

9.         Limitation of Liability........................................................................................37
           9.1       Limitation of Disbursement Agent's Liability.........................................................37
           9.2       Limitation of Independent Construction Consultant's Liability........................................37

10.        Indemnity and Insurance........................................................................................38
           10.1      Indemnification of Disbursement Agent................................................................38
           10.2      Insurance............................................................................................38

11.        Termination....................................................................................................38

12.        Substitution or Resignation of the Disbursement Agent..........................................................38
           12.1      Procedure............................................................................................39
           12.2      Successor Disbursement Agent by Merger, etc..........................................................39
           12.3      Eligibility; Disqualification........................................................................40
           12.4      Consent of Independent Construction Consultant.......................................................40

13.        Statement of Securities Accounts...............................................................................40

14.        Miscellaneous..................................................................................................40
           14.1      Waiver...............................................................................................40
           14.2      Invalidity...........................................................................................40
           14.3      No Authority.........................................................................................40
           14.4      Assignment...........................................................................................40
           14.5      Benefit..............................................................................................40
           14.6      Time.................................................................................................41
           14.7      Choice of Law........................................................................................41
           14.8      Entire Agreement; Amendments.........................................................................41
           14.9      Notices..............................................................................................41
           14.10     Counterparts.........................................................................................42
           14.11     Captions.............................................................................................42
           14.12     Right to Consult Counsel.............................................................................42
           14.13     Tribe Authorization..................................................................................42
           14.14     Authority Authorization..............................................................................42

15.        Waiver of Sovereign Immunity, Arbitration and Non-Impairment...................................................42
           15.1      Irrevocable Waiver of Sovereign Immunity.............................................................42
           15.2      Designation of Applicable Courts and Jurisdictions...................................................43
           15.3      Additional Waivers as to Tribal Courts...............................................................44
           15.4      Agreement not to Contest.............................................................................44
           15.5      Arbitration..........................................................................................44
           15.6      Non-Impairment.......................................................................................45


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

                                                          TABLE OF EXHIBITS
                                                          -----------------
                     Exhibit
                     -------
                     A-1                  Form of L/C Provider Payment Certificate

                     A-2                  Initial Disbursements Certificate

                     B-1                  Form of Authority's Closing Certification

                     B-2                  Form of Trustee's Closing Certification

                     C-1                  Construction Disbursement Request

                     C-2                  Pre-Opening Disbursement Request

                     C-3                  Form of Advance Construction Disbursement Request Certificate

                     C-4                  Form of Interest Reserve Account Disbursement Certificate

                     C-5                  Form of Interest Reserve Excess Transfer Certificate

                     D-1                  Form of Available Construction Funds Certificate

                     D-2                  Form of Project Cost Schedule Certificate

                     D-3                  Finishes Line-Items and Amounts (from Initial Authority Budget)

                     E                    Form of Authority Budget Amendment Certificate

                     F                    Construction Contract Amendment Certificate

                     G                    Form of Authority Disbursement Request Certificate

                     H                    Form of Consent to Security Assignment of Construction Contract

                     I                    Initial Authority Budget

                     J                    Form of Final Plans Amendment Certificate

                     K                    Form of Additional Construction Contract Certificate

                     L                    Form of Deposit Account Control Agreement

                     M                    Form of Capital Replacement Reserve Account Disbursement Certificate

                     N                    Form of Cash Accumulation Certificate

                  CASH COLLATERAL AND DISBURSEMENT AGREEMENT


         THIS CASH COLLATERAL AND DISBURSEMENT AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement") is dated as of October 8, 2002, by and among U.S. Bank, N.A., a national banking association, as disbursement agent, securities intermediary and depositary bank (together with any successor disbursement agent permitted hereunder, the "Disbursement Agent"), U.S. Bank, N.A., a national banking association, as trustee under the Indenture (as defined below) (together with its successors and assigns from time to time under the Indenture, the "Trustee"), Professional Associates Construction Services, Inc., a California corporation (the "Independent Construction Consultant"), the Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe") and the Tribe (solely with respect to its obligations under Section 15).

                                   RECITALS


         A. Senior Notes. Concurrently herewith, the Authority is issuing $153,000,000 aggregate principal amount of its 14 1/2% Senior Notes due 2009 (together with all notes issued in exchange or replacement therefore, the "Initial Senior Notes"), pursuant to the Indenture. In addition, the Authority may issue up to $25,000,000 aggregate principal amount of its Senior Notes (other than the Initial Senior Notes) pursuant to the Indenture in accordance with the provisions thereof (collectively with the Initial Senior Notes, the "Senior Notes").

         B. Facility. The Authority and the Tribe desire to develop, construct and operate a casino, hotel and certain related amenities (the "Facility") upon the Tribe's rancheria near Coarsegold, California (the "Rancheria"). The Tribe has delegated to the Authority all rights and decision-making authority with respect to the development, construction and operation of the Facility pursuant to that certain Ordinance of the Picayune Rancheria of Chukchansi Indians Establishing and Governing the Chukchansi Economic Development Authority adopted on June 15, 2001 (as amended on July 13, 2002 by Tribal Resolution 2002-27, and further amended on July 30, 2002 by Tribal Resolution 2002-37).

         C. Use of Proceeds. The net proceeds from the issuance of the Senior Notes (the "Senior Note Proceeds") and the net proceeds from the issuance of certain pay-in-kind notes issued concurrently with the Senior Notes (together with the Senior Note Proceeds, the "Proceeds"), will be used for (among other things) the design, development, equipping, construction, pre-opening and operation of the Facility.

         D. Construction Disbursement Account and Interest Reserve Account. $109,200,000 of the Proceeds will be deposited contemporaneously with the execution of this Agreement into the Construction Disbursement Account (as defined below). The Manager has previously advanced to the Authority $4,000,000 against the Proceeds, which amount was deposited into the Escrow Account pursuant to the terms that certain letter agreement (the "Letter Agreement") dated September 23, 2002 by and between the Manager and the Construction Manager. As and to the extent set forth herein, within two (2) Business Days after the date hereof (i) the Authority and the Manager will be required to cause $2,300,000 of such Proceeds to be disbursed from the Escrow Account to the Construction Disbursement Account and (ii) $1,700,000 of such Proceeds will be deemed to be disbursed from the Escrow Account to the Construction Disbursement Account, and then disbursed from the Construction Disbursement Account to the Escrow Account. The remaining Proceeds (in the amount of $32,400,000) will be deposited contemporaneously with the execution of this Agreement into the Interest Reserve Account (as defined below). Assets maintained in the Construction Disbursement Account and the Interest Reserve Account are owned beneficially by the Authority, subject to the terms and conditions of this Agreement.

         E. Purpose. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which funds will be disbursed (a) from the Construction Disbursement Account in order to permit the Tribe and the Authority to construct the Facility, including the furnishing, fixturing and equipping thereof, (b) from the Interest Reserve Account for payment of interest due on the Senior Notes and (c) from the other accounts established hereby for the purposes set forth herein.

                                   AGREEMENT


                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

                  1.1 Defined Terms. The terms defined in this Section 1 shall have the meanings herein specified:

                  "Additional Pre-Operating Revenue" means revenue generated by the Authority, other than from disposition of its assets, but only to the extent that such revenue (a) has been deposited in the Securities Accounts and
(b) (i) has been disbursed from the Construction Disbursement Account or (ii) is held by the Authority, free and clear of any claims of any other Person whatsoever; provided, however, that as of any date of measurement, Additional Pre-Operating Revenue shall also include:

                  (x) investment income which the Authority reasonably determines will accrue on funds in the Construction Disbursement Account or the Deposit Account through the date that the Authority reasonably anticipates that the Initial Operating Date will occur;

                  (y) any amounts that have been loaned to the Authority and deposited in the Construction Disbursement Account prior to such measurement date pursuant to Section 3.2 of the Letter of Credit Drawdown Agreement; and

                  (z) the amount of FF&E Financing that the Authority has incurred or reasonably expects to incur in accordance with the Indenture.

                  "Advance Construction Disbursement" means a disbursement from the Construction Disbursement Account pursuant to Section 4.3.

                  "Affiliate" has the meaning ascribed thereto in the Indenture.

                  "Agreed Permits" has the meaning ascribed thereto in Exhibit B-1 attached hereto.

                  "Annual Support Threshold Amount" has the meaning ascribed thereto in the Cash Accumulation Account Contribution Agreement.

                  "Applicable Permits" means national, state and local license authorizations, certifications, filings, recordings, permits or other approvals with or of any governmental authority, including, without limitation, environmental, construction, operating or occupancy permits and any agreements, consents or approvals that are required or that are otherwise necessary for the performance of the design, construction, operation or maintenance of the Facility. Without limiting the foregoing, Applicable Permits also include Construction Period permits for temporary construction utilities and temporary sanitary facilities, dump permits, road use permits, permits related to the use, storage and disposal of Hazardous Materials introduced to the Rancheria for or in connection with the performance of the design, construction, operation or maintenance of the Facility, and permits issued pursuant to any building, mechanical, electrical, plumbing or similar codes.

                  "Architect" means Morris & Brown Architects, Ltd. and its successors identified by notice from the Authority to the Disbursement Agent.

                  "Authority Budget" means the Initial Authority Budget as the Initial Authority Budget may be amended from time to time in accordance with this Agreement.

                  "Authority's Closing Certification" means an Officer's Certificate of the Authority in the form attached hereto as Exhibit B-1.

                  "Available Construction Funds" means, subject to Section 5.4.1, with respect to the Authority at any given time, the sum of (a) the Original Allocation and (b) all Additional Pre-Operating Revenue as of such time, all less the sum of (x) the portion of the proceeds of FF&E Financing that the Authority has theretofore expended in connection with the facility and (y) the amount of disbursements theretofore made from the Construction Disbursement Account.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Business Day" has the meaning ascribed thereto in the Indenture.

                  "Cash Accumulation Account Contribution Agreement" has the meaning ascribed thereto in the Indenture.

                  "Cash Equivalents" has the meaning ascribed thereto in the Indenture.

                  "Chukchansi Authority Ordinance" means the duly and validly adopted Ordinance of The Picayune Rancheria Establishing and Governing The Chukchansi Economic Development Authority adopted by the Tribe.

                  "Collateral" means all of the following:

                           (a) the Securities Accounts;

                           (b) all cash, Cash Equivalents, instruments,
investments and other securities or Financial Assets at any time on deposit in or credited to the Securities Accounts;

                           (c) the Pledged Revenues, whether now or hereafter
owned, existing, arising or acquired, wherever held or located, and whenever received;

                           (d) each Deposit Account and each other deposit
account of the Authority in each Collection Bank;

                           (e) any other collateral under any of the
Collateral Documents; and

                           (f) all proceeds of any of the foregoing;

                           (g) excluding, however, any Pledged Revenues and
all proceeds therefrom released to the Authority or the Tribe or to its order in accordance with the terms hereof.

                  "Collateral Documents" has the meaning ascribed thereto in the Indenture.

                  "Collection Bank" means each bank into which the Authority initially deposits Pledged Revenues upon receipt thereof.

                  "Commitment Fee" has the meaning ascribed thereto in the Letter of Credit Drawdown Agreement.

                  "Construction Contract Amendment" means any material amendment or modification of a Construction Contract (including, without limitation, any material change order to a Construction Contract).

                  "Construction Contracts" means the direct contracts between the Authority and any Person pertaining to the construction of the Facility but not including the Development Agreement.

                  "Construction Expenses" means Project Costs incurred in accordance with the Authority Budget, excluding, however, (a) any Pre-Issuance Expenses, (b) any Pre-Opening Expenses and (c) any Debt Financing Costs.

                  "Construction Manager" means Walton Construction Company, Inc., a Missouri corporation.

                  "Construction Period" means the period from the Issuance Date to and including the Initial Operating Date of the Facility.

                  "Construction Schedule" means a schedule describing the sequencing of the components of work to be undertaken in connection with the Facility, which schedule (as the same may be amended) demonstrates that the Initial Operating Date will occur on or before the Operating Deadline.

                  "Contingent Interest Notes" means the Senior Subordinated PIK Notes, the Subordinated PIK Note and the L/C Note.

                  "Contractor" means a contractor or supplier of materials or services in connection with the construction of the Facility pursuant to a direct contract with the Authority, including the Construction Manager but excluding the Manager.

                  "Daily Cash-On-Hand Requirement" means the amount of cash that is reasonably necessary at any date of determination to be at the Facility to maintain properly the operations of the Facility during the Operating Period.

                  "Debt Financing Costs" means all payments of principal, interest and other amounts payable by the Authority from time to time under the Indenture, and any other senior debt or subordinated debt, if any, incurred in accordance with the terms of the Indenture.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Deposit Account Control Agreement" means an agreement substantially in the form of Exhibit L attached hereto.

                  "Development Agreement" has the meaning ascribed thereto in the Indenture.

                  "Escrow Account" has the meaning ascribed thereto in the Escrow Agreement.

                  "Escrow Agreement" means the Escrow Agreement dated September 25, 2002, among the Manager, the Construction Manager, Kiewit Pacific Co., and Bank of America, N.A. as escrow agent.

                  "Event of Default" means the occurrence of any of the following specified events:

                           (a) The occurrence and continuance of an Event of
Default under the Indenture.

                           (b) The Disbursement Agent, after appropriate
consultation with the Authority and the Independent Construction Consultant, is unable to approve (i) a Construction Disbursement Request in excess of $250,000 or (ii) any Authority Budget Amendment Certificate where the aggregate amount that is the subject of such amendment exceeds $250,000 due to the failure of the Authority to satisfy the conditions precedent thereto set forth herein, including, without limitation, the condition precedent that the Independent Construction Consultant deliver the certificates required under this Agreement, and such failure continues for thirty (30) days after notice thereof without being cured.

                           (c) Any time that the Available Construction Funds
are less than the Remaining Costs and such deficiency continues for a period of 30 days without being cured. (h) The failure of the Authority to deliver any documents required to be delivered by the Authority pursuant to this Agreement and any such failure continues for 30 days after notice thereof without being cured.

                  "FF&E Financing" means Indebtedness of the kind described in
Section 4.08(b)(3) of the Indenture.

                  "Final Plans" means, with respect to any particular work or improvement that constitutes a portion of the Facility:

                           (a) the Plans for such work or improvement, if any,
that are described on Exhibit 5 to the Authority's Closing Certification; and

                           (b) to the extent Plans for such work or
improvement are not described on Exhibit 5 to the Authority's Closing Certification or to the extent such Plans do not contain sufficient specificity to permit the completion of such work or improvement, the Plans for such work or improvement to the extent such Plans:

                                    (i) have received final approval from all
governmental authorities required to approve such Plans prior to completion of the work or improvements, if any;

                                    (ii) contain sufficient specificity to
permit the completion of such work or improvement;

                                    (iii) are consistent with constructing the
Facility to include the Minimum Facilities;

                                    (iv) have been signed by an architect
licensed to practice architecture in the State of California;

                                    (v) call for construction of the Facility
which will permit the Initial Operating Date to occur on or prior to the Operating Deadline;

provided, however, that the Final Plans may be modified from time to time in accordance with the terms hereof.

                  "Final Plans Amendment Certificate" means an Officer's Certificate from the Authority in the form attached hereto as Exhibit J, together with the Manager's, Independent Construction Consultant's and Architect's certificates as provided in Exhibits 1, 2 and 3 and attached thereto.

                  "Finishes" means the following Hard Costs with respect to the Facility: flooring, bathroom fixtures and accessories, decorative metals, decorative light fixtures and mill work, countertops, artwork, mirrors, water and other special effects, paint, ceiling finishes and wall coverings, all of which items (and no other items) are included in the line items set forth on Exhibit D-3 attached hereto.

                  "First Interest Payment Date" means the first Interest Payment Date to occur during a calendar year.

                  "GAAP" has the meaning ascribed thereto in the Indenture.

                  "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

                  "Hard Costs" means the costs and expenses in respect of supplying goods, materials and labor for the construction of improvements relating to the Facility or other amounts payable pursuant to a Construction Contract.

                  "Holders" means holders from time to time of the Senior
Notes.

                  "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. ss.2701 et seq. as same may, from time to time, be amended.

                  "Indenture" means the Indenture dated as of the date hereof, among the Authority, the Tribe and the Trustee, relating to the Senior Notes.

                  "Independent Construction Consultant" means Professional Associates Construction Services, Inc. and its successors and replacements, as designated by the Trustee.

                  "Initial Authority Budget" means the itemized schedules setting forth on a line item basis all of the estimated Project Costs attached hereto as Exhibit I (except that the Initial Authority Budget shall not include the Issuance Fees and Expenses).

                  "Initial Disbursements Certificate" means the Officer's Certificate signed by the Authority and certified by the Manager in the form attached hereto as Exhibit A-2.

                  "Initial Operating Date" has the meaning ascribed thereto in the Indenture.

                  "Interest Payment Date" has the meaning ascribed thereto in the Senior Notes.

                  "Interest Payment Year" means for any Interest Payment Date the twelve month period following the immediately preceding Second Interest Payment Date.

                  "Issuance Date" means the date of the Indenture.

                  "Issuance Fees and Expenses" means fees and expenses (a) incurred by the Authority or the Tribe in connection with the raising of debt to finance the Facility and (b) paid on or before the Issuance Date. The Issuance Fees and Expenses are identified on Exhibit 1 to the Authority's Closing Certification as "Fees and Expenses."

                  "Knowledge" of the Authority means the actual knowledge of any officer, director or management employee of the Authority, without duty of inquiry. "Knowledge" of the Manager means the actual knowledge of any officer, director or management employee of the Manager, without duty of inquiry.

                  "Letter of Credit Drawdown Agreement" has the meaning ascribed thereto in the Indenture.

                  "L/C Provider" has the meaning ascribed thereto in the Letter of Credit Drawdown Agreement.

                  "L/C Note" has the meaning ascribed thereto in the Letter of Credit Drawdown Agreement.

                  "Letter of Credit" has the meaning ascribed thereto in the Letter of Credit Drawdown Agreement.

                  "Lien" has the meaning ascribed thereto in the Indenture.

                  "Management Agreement" has the meaning ascribed thereto in the Indenture.

                  "Management Fees" means any fees payable by the Authority to the Manager pursuant to the Management Agreement.

                  "Manager" means Cascade Entertainment Group, LLC or any Permitted Replacement Manager (as defined in the Indenture).

                  "Manager Security Account" has the meaning ascribed thereto in the Cash Accumulation Account Contribution Agreement.

                  "Material Construction Contract" means each Construction Contract identified by the Authority to be material to the Facility (which the Authority agrees shall include all Construction Contracts with a total contract amount in excess of $100,000).

                  "Minimum Facilities" means a casino which has in operation at least 1,500 slot machines, 25 table games, a hotel with at least 180 rooms, restaurants with seating for at least 734 people and parking area for at least 1,700 vehicles.

                  "New York UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

                  "Officer's Certificate" means a certificate signed by two officers of the Authority, one of whom must be the chairperson, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority.

                  "Operating" has the meaning ascribed thereto in the Indenture.

                  "Operating Deadline" means 21 months from the date of this Indenture.

                  "Operating Period" means the period commencing on the Initial Operating Date of the Facility and continuing until the date of termination of this Agreement.

                  "Original Allocation" means the total amount of the Proceeds less (x) the Initial Disbursements listed in Paragraphs (a) through (i) of the Initial Disbursements Certificate, (y) the difference of (i) the portion of the Proceeds that has been deposited into the Interest Reserve Account less
(ii) the portion of such Proceeds that is transferred into the Construction Disbursement Account pursuant to Section 4.4(b) and (z) the Issuance Fees and Expenses.

                  "Permitted Liens" has the meaning ascribed thereto in the Indenture.

                  "Person" has the meaning ascribed thereto in the Indenture.

                  "Plans" means all drawings, plans and specifications prepared by or on behalf of the Authority, as amended or supplemented from time to time in accordance with this Agreement, and, if required, submitted to and approved by the appropriate regulatory authorities, which describe and show the Facility and the labor and materials necessary for the construction thereof.

                  "Pledge and Security Agreement" has the meaning ascribed thereto in the Indenture.

                  "Pledged Revenues" means, whether now existing or hereafter arising, and wherever located, all receipts, revenues and rents from:

                           (a) the operation of any portion of the Facility,
including:

                                    (i) receipts from (A) class II Gaming and
class III Gaming (as such terms are used in IGRA), (B) food, beverage, restaurant and other concessions derived in the Facility, (C) hotel, motel or other lodging facilities included in the Facility, (D) parking derived from the Facility, (E) the lease or sublease of space or equipment within, on or at the Facility, (F) the disposition of all or any portion of the Facility, and
(G) any other activities carried on within the Facility; and

                                    (ii) the net proceeds of business
interruption or delay in opening insurance (or its equivalent) obtained by or on behalf of the Authority with respect to the Facility; and

                           (b) any other receipts from class II Gaming and
class III Gaming (as such terms are used in IGRA) that is conducted by or for the Authority or the Tribe, or any Affiliates of either of them or on the Rancheria or any other trust lands of the Tribe;

provided that in no event shall Pledged Revenues include amounts collected and paid out for a sales or excise tax imposed by a governmental authority (other than the Tribe or any Affiliate of the Tribe) where such tax is billed to the purchaser as a separate item and remitted by the Tribe or the Authority to such governmental authority, credits for the exchange of goods or merchandise, uncollected credit transactions written off as bad debt in accordance with GAAP, any casualty insurance proceeds related to the Facility (except for business interruption or delay in opening insurance or its equivalent), any trust or rancheria lands or trust assets of the Tribe or the Authority or any revenues or receipts of any Person other than the Authority, including revenues and receipts of subtenants that are not related entities.

                  "Preliminary Plans" means, with respect to any particular work or improvement, the Plans for such work or improvement, if any, that are described on Exhibit 4 to the Authority's Closing Certification.

                  "Pre-Issuance Expenses" means, collectively, (a) any expenses paid by the Authority, or by Manager on behalf of the Authority, in connection with the Facility prior to the Issuance Date, and (b) to the extent not included within clause (a), any expenses paid pursuant to Paragraphs (a) through (g) of the Initial Disbursements Certificate.

                  "Pre-Opening Expenses" means expenses of the Authority related to the preparation of the Facility for opening and operation (other than expenses directly related to the construction of the Facility) to be incurred prior to the Initial Operating Date as set forth in the Authority Budget, excluding, however, any Debt Financing Costs or Pre-Issuance Expenses.

                  "Project Cost Schedule" means an itemized schedule in the form attached as Schedule 1 to Exhibit D-2 hereto.

                  "Project Costs" means the costs to be incurred in connection with the acquisition, financing, design, development, construction, equipping and opening of the Facility, including all Construction Expenses, Debt Financing Costs and Pre-Opening Expenses.

                  "Quarterly Payment Date" means each March 31, May 31, August 31 and December 15.

                  "Realized Savings" means, with respect to any line item in the Authority Budget, the excess of the Remaining Budgeted Amount for such line item over the amount of funds expended or owed by the Authority after the Issuance Date to complete the tasks set forth in such line item and for the materials and services used to complete such tasks; provided, however, that Realized Savings for any line item shall be deemed to be zero unless and until the Authority has delivered a fully executed Authority Budget Amendment Certificate (together with all exhibits thereto) which includes such Realized Savings.

                  "Release Condition" has the meaning ascribed thereto in the Intercreditor Agreement.

                  "Remaining Budgeted Amount" for any line item on the Authority Budget means the Total Budgeted Amount for such line item in the Authority Budget less the amount of Pre-Issuance Expenses with respect to such line item.

                  "Remaining Costs" means, at any given time, the amount of Construction Expenses (including Retainage Amounts) and Pre-Opening Expenses set forth in the Authority Budget that remain unpaid at such time (including amounts that have not yet accrued at such time).

                  "Retainage Amounts" means, at any given time, amounts that have accrued and are owing under the terms of a Construction Contract for work or services to the Authority already provided but which at such time (in accordance with the terms of the Construction Contract) are being withheld from payment to the Contractor thereunder until certain subsequent events (e.g., completion benchmarks) have been achieved.

                  "Second Interest Payment Date" means the second Interest Payment Date to occur during a calendar year.

                  "Securities Accounts" means the Construction Period Accounts, the Operating Period Accounts, the Senior Notes Payment Accounts and the Collateral Reserve Account, each as defined in Section 2.2.

                  "Senior Note Obligations" means any principal, interest, premium (if any), penalties, fees, indemnification, reimbursements, damages and other liabilities payable with respect to the Senior Notes pursuant to the Indenture and any other obligations of the Authority pursuant to the Indenture or the Collateral Documents.

                  "Senior Subordinated PIK Notes" has the meaning ascribed thereto in the Intercreditor Agreement.

                  "Soft Costs" means all costs and expenses (other than Hard Costs) set forth in the Authority Budget, including, without limitation, Pre-Opening Costs.

                  "Subordinated PIK Note" has the meaning ascribed thereto in the Intercreditor Agreement.

                  "Substantial Completion" means, with respect to the Facility, that:

                           (a) all Liens (other than Permitted Liens) related
to the development, construction and equipping of, and beginning operations at, the Facility have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Authority, sufficient funds remain in the Construction Period Accounts to discharge such Liens;

                           (b) the Independent Construction Consultant shall
have delivered a certificate to the Authority and the Trustee certifying that the Facility is substantially complete in all material respects in accordance with the Final Plans and all applicable building laws, ordinances and regulations;

                           (c) the Facility is in a condition (including the
installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

                           (d) the Facility is open to the general public and
operating with the Minimum Facilities in accordance with applicable building laws, ordinances and regulations; and

                           (e) a permanent or temporary certificate of
occupancy has been issued for the Facility by the appropriate governmental authorities.

                  "Total Budgeted Amount" with respect to any line item in the Authority Budget at any given time means the total amount budgeted for such line item in the Authority Budget at such time.

                  "Transaction Documents" means each of this Agreement, the Letter of Credit Drawdown Agreement, the Cash Accumulation Account Contribution Agreement, the Indenture, the Senior Notes, the Pledge and Security Agreement, the Pledge and Security Agreement (Tribal UCC) and the Deposit Account Control Agreements.

                  "Tribal UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect on the Rancheria.

                  "Trustee's Closing Certificate" means a closing certificate from the Trustee in the form of Exhibit B-2 attached hereto.

                  "UCC" means: (a) with respect to the creation and attachment of any security interest, (i) if the creation and attachment of the security interest is capable of being subject to the New York UCC, the New York UCC or
(ii) if the creation and attachment of the security interest is excluded from coverage under the New York UCC by virtue of Section 9-109 thereof, the Tribal UCC and (b) with respect to the perfection, the effect of perfection or non-perfection and priority of the security interest, (i) if the creation and attachment of the security interest is capable of being subject to the New York UCC, the Uniform Commercial Code of the jurisdiction specified by the mandatory choice of law rules set forth in the New York UCC or (ii) if the creation and attachment of the security interest is excluded from coverage under the New York UCC by virtue of Section 9-109 thereof, the Uniform Commercial Code of the jurisdiction specified by the mandatory choice of law rules set forth in the Tribal UCC.

                  1.2 Index of Additional Defined Terms. In addition, the terms listed in the left column below shall have the respective meanings assigned to such terms in the Section of this Agreement listed opposite such terms in the right column below:


 Defined Term                                                                                           Section
 ------------                                                                                           -------
                  AAA.......................................................................................15.5
 Additional Construction Contract Certificate................................................................5.3
 Advance Construction Disbursement Request...................................................................4.3
 Agreement..........................................................................................Introduction
 Applicable Courts..........................................................................................15.2
 Authority..........................................................................................Introduction
 Authority Assets...........................................................................................15.1
 Authority Budget Amendment Certificate....................................................................5.1.3
 Available Construction Funds Certificate....................................................................5.4
 Capital Replacement Reserve Account.......................................................................2.2.2
 Cash Accumulation Account.................................................................................2.2.2
 Cash Accumulation Certificate.............................................................................7.2.1
 Collateral Reserve Account................................................................................2.2.4
 Construction Contract Amendment Certificate.................................................................5.2
 Construction Disbursement Account.........................................................................2.2.1
 Construction Disbursement Request .....................................................................4.2.1(a)
 Construction Period Accounts..............................................................................2.2.1
 Contingent Interest Account...............................................................................2.2.2
 Deferred Contingent Interest..............................................................................7.4.1
 Deposit Account...........................................................................................2.2.5
 Deposit Account Order.......................................................................................2.5
 Disbursement Agent.................................................................................Introduction
 Disbursement Request......................................................................................4.2.1
 Entitlement Order...........................................................................................2.4
 Expected Interest Reserve Income Amount..................................................................4.4(b)
 Facility..........................................................................................B of Recitals
 Financial Assets............................................................................................2.4
 First Interest Payment Date Shortfall.....................................................................7.4.3
 Indenture.........................................................................................A of Recitals
 Independent Construction Consultant................................................................Introduction
 Initial Disbursements.......................................................................................4.1
 Initial Disbursements Certificate ..........................................................................4.1
 Initial Interest Reserve Account Target..................................................................4.4(b)
 Initial Senior Notes..............................................................................A of Recitals
 Interest Payment Account..................................................................................2.2.3
 Interest Payment Date.....................................................................................8.1.2
 Interest Payment Request..................................................................................8.1.2
 Interest Reserve Account..................................................................................2.2.1
 Interest Reserve Income Requirement......................................................................4.4(b)
 Letter Agreement..................................................................................D of Recitals
 Material Construction Contract Amendment....................................................................5.2
 Maturity Date.............................................................................................7.2.4
 Obligations.................................................................................................2.3
 Operating Period Accounts ................................................................................2.2.2
 Paying Agent..............................................................................................8.1.2
 Permitted Claims...........................................................................................15.1
 Principal Payment Account.................................................................................2.2.3
 Principal Payment Request.................................................................................8.2.2
 Pre-Opening Disbursement Request..........................................................................4.2.1
 Proceeds..........................................................................................C of Recitals
 Project Cost Schedule Certificate...........................................................................5.5
 Rancheria.........................................................................................B of Recitals
 Required Cash Accumulation Amount ........................................................................7.2.1
 Second Interest Payment Date Shortfall....................................................................7.4.3
 Security Entitlements ......................................................................................2.4
 Senior Notes......................................................................................A of Recitals
 Senior Notes Payment Accounts.............................................................................2.2.3
 Senior Note Proceeds..............................................................................C of Recitals
 Shortfall Account.........................................................................................2.2.2
 Tax Payment Provisions....................................................................................7.4.4
 Tribal Party...............................................................................................15.1
 Tribe..............................................................................................Introduction
 Tribe Distribution........................................................................................7.5.1
 Tribe Distribution Date...................................................................................7.5.1
 Tribe Distribution Fund Account...........................................................................2.2.2
 Tribe Distribution Restriction............................................................................7.5.1
 Trustee............................................................................................Introduction

         2. Appointment of Disbursement Agent; Establishment of Securities Accounts; Related Provisions.

                  2.1 Appointment of the Disbursement Agent. The Disbursement Agent is hereby appointed by the Authority and the Trustee as disbursement agent hereunder, and the Disbursement Agent hereby agrees to act as such and to accept all cash, payments, other amounts and Cash Equivalents to be delivered to or held by the Disbursement Agent pursuant to the terms of this Agreement. The Disbursement Agent shall hold and safeguard the Securities Accounts (and the cash, instruments and securities on deposit therein) during the term of this Agreement and shall treat the Securities Accounts and the cash, instruments, and securities in the Securities Accounts as funds, instruments and securities pledged by the Authority to the Trustee for the ratable benefit of the Holders to be held in accordance with the provisions hereof.

                  2.2 Establishment of Securities Accounts.

                           2.2.1 Establishment of Construction Period
Accounts. The Disbursement Agent hereby establishes at its offices located at 180 East 5th Street, St. Paul, MN 55101 the following accounts, which shall be maintained as special, segregated securities accounts at all times until such accounts are closed as set forth in Section 4.5, unless earlier termination is otherwise provided for herein:


            Account:                                        Account Number:

Construction Disbursement Account                               33448401

Interest Reserve Account                                        33448403

The terms set forth in the left column above, as used in this Agreement, shall be deemed to refer to the accounts having the account numbers listed in the right column above or any substitute account selected in accordance with the terms of this Agreement. The Construction Disbursement Account and the Interest Reserve Account are sometimes referred to collectively herein as the "Construction Period Accounts."

                           2.2.2 Establishment of Operating Period Accounts.
The Disbursement Agent hereby establishes at its offices located in 180 East 5th Street, St. Paul, MN 55101 the following special, segregated securities accounts which shall be maintained at all times until the termination of this Agreement, unless earlier termination is otherwise provided for herein:


            Account:                                        Account Number:

Capital Replacement Reserve Account                            33448406

Cash Accumulation Account                                      33448407

Shortfall Account                                              33448408

Contingent Interest Account                                    33448402

Authority Interest Account                                     33448411

Tribe Distribution Fund Account                                33448412

The terms set forth in the left column above, as used in this Agreement, shall be deemed to refer to the accounts having the account numbers listed in the right column above or any substitute account selected in accordance with the terms of this Agreement. The Capital Replacement Reserve Account, Cash Accumulation Account, Shortfall Account, Contingent Interest Account Authority Interest Account and Tribe Distribution Fund Account are sometimes referred to collectively herein as the "Operating Period Accounts."

                           2.2.3 Establishment of Senior Notes Payment
Accounts. The Disbursement Agent hereby establishes at its offices located in 180 East 5th Street, St. Paul, MN 55101 the following accounts, each of which shall be maintained as special, segregated securities accounts at all times until the termination of this Agreement, unless earlier termination is otherwise provided for herein:


            Account:                                        Account Number:

Interest Payment Account                                       33448405

Principal Payment Account                                      33448404

The terms set forth in the left column above, as used in this Agreement, shall be deemed to refer to the accounts having the account numbers listed in the right column above or any substitute account selected in accordance with the terms of this Agreement. The Interest Payment Account and the Principal Payment Account are sometimes referred to collectively herein as the "Senior Notes Payment Accounts."

                           2.2.4 Establishment of Collateral Reserve Account.
The Disbursement Agent hereby establishes at its offices located in 180 East 5th Street, St. Paul, MN 55101 the following account which shall be maintained as a special, segregated securities account at all times until the termination of this Agreement, unless earlier termination is otherwise provided for herein:


            Account:                                        Account Number:

Collateral Reserve Account                                     33448409

The terms set forth in the left column above, as used in this Agreement, shall be deemed to refer to the accounts having the account numbers listed in the right column above or any substitute account selected in accordance with the terms of this Agreement.

2.2.5 Establishment of Deposit Account. The Disbursement Agent hereby establishes at its offices located in 180 East 5th Street, St. Paul, MN 55101 the following special, segregated and irrevocable collateral accounts for deposits and checking which shall be maintained at all times until the termination of this Agreement, unless earlier termination is otherwise provided for herein:




            Account:                                        Account Number:

Deposit Account                                                33448410

The terms set forth in the left column above, as used in this Agreement, shall be deemed to refer to the accounts having the account numbers listed in the right column above or any substitute account selected in accordance with the terms of this Agreement.

                           2.2.6 General. All moneys, investments and
securities at any time on deposit in any of the above accounts shall constitute trust funds to be held in the custody of the Disbursement Agent for the purposes and on the terms set forth in this Agreement.

                  2.3 Acknowledgement of Security Interest; Control. Pursuant to the Pledge and Security Agreement and the Pledge and Security Agreement (Tribal UCC), in order to secure the payment and performance of all covenants, agreements and payment and other obligations of the Authority or the Tribe under the Indenture and the Collateral Documents (the "Obligations"), the Authority has pledged to and created in favor of the Trustee a security interest in and to, the Securities Accounts, the Deposit Account, all cash, Cash Equivalents, instruments, investments, securities entitlements and other securities at any time on deposit in the Securities Accounts and all proceeds of any of the foregoing. All moneys, Cash Equivalents, instruments, investments and securities at any time on deposit in any of the Securities Accounts or the Deposit Account shall constitute collateral security for the payment and performance by the Authority of its obligations and shall at all times be subject to the control of the Trustee, and shall be held in the custody of the Disbursement Agent in trust for the purposes of, and on the terms set forth in, this Agreement.

                  2.4 Control of Securities Accounts. The Disbursement Agent hereby agrees and confirms that it has established the Securities Accounts as set forth and defined in this Agreement. The Disbursement Agent and the Authority agree that (a) the Disbursement Agent is acting as a "securities intermediary" (within the meaning of Section 8-102(14) of the UCC) with respect to the Securities Accounts and the "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC, the "Financial Assets") credited to the Securities Accounts; (b) each such Securities Account established by the Disbursement Agent is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the UCC); (c) the Authority is an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the Financial Assets credited to such Securities Accounts and with respect to such Securities Accounts and the Disbursement Agent shall so note in its records pertaining to such Financial Assets and Securities Accounts; and (d) all Financial Assets in registered form or payable to or to the order of and credited to any such Securities Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Disbursement Agent, or in blank, or credited to another securities account maintained in the name of the Disbursement Agent, as applicable, and in no case will any Financial Asset credited to any such Securities Account be registered in the name of, payable to or to the order of, or endorsed to, the Authority except to the extent the foregoing have been subsequently endorsed by the Authority to the Disbursement Agent or in blank. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Securities Account shall be treated as a Financial Asset. Until this Agreement terminates in accordance with the terms hereof, the Trustee shall have "control" (within the meaning of Section 8-106(d)(2) of the UCC) of the Authority's "security entitlements" (within the meaning of Section 8-102(a)(17) of the UCC, "Security Entitlements") with respect to the Securities Accounts and the Financial Assets credited to the Securities Accounts. All property delivered to the Disbursement Agent by or on behalf of the Authority pursuant to this Agreement will be promptly credited to the Securities Accounts and shall be treated as Financial Assets. If at any time the Disbursement Agent shall receive from the Trustee any "entitlement order" (within the meaning of Section 8-102(8) of the UCC, an "Entitlement Order") relating to the Securities Accounts or Financial Assets credited to the Securities Accounts, the Disbursement Agent shall comply with such Entitlement Order without further consent by the Authority or any other Person. In the event that the Disbursement Agent receives conflicting Entitlement Orders relating to the Securities Accounts or Financial Assets credited to the Securities Accounts from the Trustee and any other Person (including, without limitation, the Authority), the Disbursement Agent shall comply with the Entitlement Orders originated by the Trustee. Each of the Authority and the Disbursement Agent agrees that it has not and will not execute and deliver, or otherwise become bound by, any agreement under which it agrees with any Person other than the Trustee (and, to the extent provided herein, the Authority) to comply with Entitlement Orders originated by such Person relating to the Securities Accounts or Financial Assets credited to the Securities Accounts. Except for the claims and interests of the Trustee and the Authority in the Securities Accounts and the Financial Assets credited to the Securities Accounts, neither the Disbursement Agent nor the Authority knows of any claim to, or interest in, any Securities Account or Financial Assets credited to the Securities Accounts. If the Disbursement Agent or the Authority obtains actual knowledge that any Person has asserted a lien, encumbrance or adverse claim against any of the Securities Accounts or Financial Assets credited to the Securities Accounts, such party will promptly notify the Trustee thereof. In the event that the Disbursement Agent has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Securities Account, any Security Entitlement carried therein or credited thereto or any Financial Asset that is the subject of any such Security Entitlement, the Disbursement Agent agrees that such lien or security interest shall be subordinate to the lien and security interest of the Trustee. The Financial Assets standing to the credit of the Securities Accounts will not be subject to deduction, set-off, banker's lien or any other right, and the Disbursement Agent shall not grant, permit or consent to any other right or interest in such Financial Assets, in favor of any Person (including the Disbursement Agent) other than the Trustee. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the Disbursement Agent's jurisdiction (within the meaning of Section 8-110 of the UCC). The Securities Accounts shall be governed by the laws of the State of New York except as specified in Section 14.7.

                  2.5 Control of Deposit Account. The Disbursement Agent hereby agrees and confirms that it has established the Deposit Account as set forth and defined in this Agreement. For so long as this Agreement remains in effect, the Disbursement Agent waives its rights of chargeback, setoff (including such right of setoff as set forth in Section 9-340 of the UCC) and/or banker's lien against the Deposit Account. Until this Agreement terminates in accordance with the terms hereof, the Trustee shall have "control" (within the meaning of Section 9-104 of the UCC) of the Deposit Account. If at any time the Disbursement Agent shall receive from the Trustee any instruction directing disposition of any funds in the Deposit Account (a "Deposit Account Order"), the Disbursement Agent shall comply with such Deposit Account Order without further consent by the Authority or any other Person. In the event that the Disbursement Agent receives conflicting Deposit Account Orders relating to the Deposit Account, the Disbursement Agent shall comply with the Deposit Account Orders originated by the Trustee. Each of the Authority and the Disbursement Agent agrees that it has not and will not execute and deliver, or otherwise become bound by, any agreement under which it agrees with any Person other than the Trustee to comply with Deposit Account Orders originated by such Person relating to the Deposit Account. If the Disbursement Agent or the Authority obtains knowledge that any Person has asserted a lien, encumbrance or adverse claim against the Deposit Account, such party will promptly notify the Trustee thereof. In the event that the Disbursement Agent has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in the Deposit Account, the Disbursement Agent agrees that such lien or security interest shall be subordinate to the lien and security interest of the Trustee. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the Disbursement Agent's jurisdiction (within the meaning of Section 9-304 of the UCC). The Deposit Account shall be governed by the laws of the State of New York except as specified in Section 14.7.

                  2.6 The Authority's Rights. The Authority shall not have any rights or powers with respect to any amounts in the Securities Accounts or the Deposit Account or any part thereof except (a) as provided in Section 2.7 and
(b) the right to have such amounts applied in accordance with the provisions hereof.

                  2.7 Cash Equivalents. Subject to the last sentence of this
Section 2.7, the Disbursement Agent shall invest any money held in any Securities Account other than in the Interest Reserve Account, in such Cash Equivalents, and in the case of the Interest Reserve Account, in such Government Securities, in each case, as directed in writing by the Authority from time to time. In the event that the Disbursement Agent has not received any such written directions, the Disbursement Agent shall be under no obligation to invest any such money. Any income or gain realized as a result of any such investment shall be held as part of the applicable Securities Account and reinvested as provided in this Agreement until released in compliance with the terms of this Agreement. Any income tax payable on account of any such income or gain shall be paid by the Authority. The Disbursement Agent shall have no liability for any loss resulting from any such investment other than solely by reason of its willful misconduct or gross negligence or bad faith or from failure to exercise such care in the custody of any such investments as it does for accounts held by other customers or in the custody of its own investments. Any such investment may be sold (without regard to maturity date) by the Disbursement Agent as directed in writing by the Authority to make any distribution required by this Agreement. In addition, if an Event of Default has occurred and is continuing, the Disbursement Agent shall liquidate and sell any investment if so directed in writing by the Trustee, and shall invest any money held in any Securities Account only as directed by the Trustee. The Authority shall direct the Disbursement Agent to invest any money held in the Interest Reserve Account only in such non-callable Government Securities that will mature approximately on, but not later than, any of the first three Payment Dates, and with respect to each Payment Date, that will mature in such amounts as will be sufficient to pay the interest that is due on the Senior Notes on such Interest Payment Date.

                  2.8 Remedies. Notwithstanding any other provision of this Agreement, in addition to the rights provided hereunder and at law or in equity and to any rights and remedies provided in the Collateral Documents, upon an Event of Default and for so long as such Event of Default continues, the Disbursement Agent shall disburse funds from the Securities Accounts only as directed by the Trustee, and the Trustee may exercise any or all of the following remedies, successively or concurrently and in such order as the Trustee elects:

                                    (a) The Trustee may deliver some or all of
the notices contemplated by Section 2.4, 2.5, 2.7 or 2.8.

                                    (b) Any cash that is Collateral held by
the Disbursement Agent and all cash proceeds received by the Disbursement Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any and all amounts payable to the Disbursement Agent pursuant to the Collateral Documents) against the Obligations for the benefit of the Trustee. Any surplus of such cash or cash proceeds held by the Disbursement Agent and remaining after payment in full of all the Obligations shall be paid over to the Authority or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

                                    (c) The Authority hereby irrevocably
appoints the Trustee as its attorney-in-fact effective upon and during the continuance of an Event of Default with full power of substitution to do any act which the Authority is obligated hereby to do, to exercise such rights as the Authority might exercise with respect to the Collateral and to execute and file in the Authority's name any financing statements and amendments thereto required or advisable to protect the Trustee's rights or security interest hereunder and under any other Collateral Documents. Such appointment and power of attorney shall be irrevocable and coupled with an interest. The Trustee shall exercise all remedies under this Section 2.8 in accordance with the terms of the Indenture.

                  2.9 Waiver of Set-Off Rights. The Disbursement Agent hereby acknowledges the Trustee's security interests as set forth above and under any other Collateral Documents and waives any security interest or other lien in the Collateral and further waives any right to set-off the Collateral now or in the future against any indebtedness of the Authority. The waivers set forth in this Section 2.9 are of rights which may exist now or hereafter in favor of the Disbursement Agent in its individual capacity, and not of any such rights which may exist now or hereafter in favor of the Disbursement Agent in its capacity as Disbursement Agent for the Trustee. Nothing in this Section 2.9 shall be construed as waiving, limiting or diminishing any rights of the Trustee vis-a-vis the Authority.

                  2.10 Cooperation. The Disbursement Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein. The Trustee may take all necessary action to preserve and protect the security interests created hereby and by the other Collateral Documents as a lien and encumbrance upon such Collateral and, upon demand, the Authority and the Disbursement Agent will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral.

         3. Certain Responsibilities of Disbursement Agent and Independent Construction Consultant.

                  3.1 Disbursements from the Securities Accounts. The Disbursement Agent shall disburse funds from the Securities Accounts only upon satisfaction of the applicable conditions to disbursement set forth herein. Upon satisfaction of the applicable conditions to disbursement set forth herein, the Disbursement Agent shall disburse funds from the applicable Securities Account as specified in the applicable disbursement request or certificate.

                  3.2 Transfer of Funds at Direction of Trustee. Notwithstanding anything to the contrary in this Agreement, from and after the date the Disbursement Agent receives notice from the Trustee or the Authority that an Event of Default (as defined in the Indenture) exists until such time as the Disbursement Agent receives notice from the Trustee that such Event of Default no longer exists, the Disbursement Agent shall only withdraw or transfer amounts in any Securities Account at the direction of the Trustee.

                  3.3 Payment of Compensation.

                           3.3.1 Disbursement Agent's Compensation. On the
first Business Day of each year during the Construction Period (except for the initial payment, which shall be disbursed as set forth in Section 4.1 below), the Disbursement Agent shall disburse from the Construction Disbursement Account $6,000 to Disbursement Agent, which amount shall constitute compensation for services to be performed by Disbursement Agent under this Agreement during such year. On the first Business Day of each year during the Operating Period, the Authority shall pay $6,000 to Disbursement Agent, which amount shall constitute (i) compensation for services to be performed by Disbursement Agent under this Agreement during such year and (ii) compensation for services performed by Disbursement Agent under the Cash Accumulation Account Contribution Agreement during such year.

                           3.3.2 Independent Construction Consultant's
Compensation. The Independent Construction Consultant shall deliver to the Disbursement Agent, on or prior to the last Business Day of each month during the Construction Period, an invoice setting forth the amounts owed to it as compensation for its services during such month and reasonable documentation of its out-of-pocket expenses incurred in connection with such services. On the first Business Day of each month during the Construction Period (except for the initial payment, which shall be disbursed as set forth below), the Disbursement Agent shall disburse funds to the Independent Construction Consultant from the Construction Disbursement Account as compensation for services performed by the Independent Construction Consultant during the previous month, in an amount equal to $120 for each hour of the Independent Construction Consultant's services as set forth on such invoice (which amount shall not exceed a total of $25,000 during any calendar quarter), plus the total amount of all out-of-pocket expenses of the Independent Construction Consultant incurred in connection with the performance of its duties hereunder during such month, unless the Trustee or the Manager notifies the Disbursement Agent and the Independent Construction Consultant that the Independent Construction Consultant is in default. Until such time as the Trustee provides written notice to the contrary to the Disbursement Agent and the Independent Construction Consultant in accordance with the terms hereof, all amounts payable to the Independent Construction Consultant shall be applied to the applicable working capital line item in the Authority Budget.

                           3.3.3 L/C Provider's Compensation. No later than
two Business Days prior to each date the Commitment Fee is due during the Construction Period, the Authority shall deliver to the Disbursement Agent a certificate in the form of Exhibit A-1 hereto, certifying as to the amount of the Commitment Fee then due pursuant to Section 6.2 of the Letter of Credit Drawdown Agreement and specifying the account into which such Commitment Fee should be paid, together with the certificates of L/C Provider and the Manager in the forms provided as Exhibits 1 and 2 thereto. Within one Business Day of its receipt of the Authority's Certificate, the Disbursement Agent shall disburse the amount requested in such certificate from the Construction Disbursement Account to the account of L/C Provider specified in such certificate.

                           3.3.4 Procedure. The payments contemplated by this
Section 3.3 shall be made without the requirement of obtaining any further consent or action on the part of the Authority with respect to such payments. The initial payments pursuant to this Section 3.3 shall be made as promptly as practicable following the initial deposits into the Construction Disbursement Account but prorated for the partial month. Disbursements for each subsequent calendar month shall be made on the first day of each such subsequent calendar month. The final payments pursuant to this Section 3.3 shall also be prorated if for a partial month.

                  3.4 Periodic Review.

                           3.4.1 Review by Disbursement Agent. The
Disbursement Agent shall exercise commercially reasonable efforts and utilize commercially prudent practices in the performance of its duties hereunder consistent with those of similar institutions holding similar collateral, administering similar construction loans and disbursing similar disbursement control funds. Commencing upon execution and delivery hereof, the Disbursement Agent shall have the right, but shall have no obligation, to meet periodically at reasonable times upon reasonable advance notice with representatives of the Trustee, the Authority, the Independent Construction Consultant and such other employees, consultants or agents as the Disbursement Agent shall reasonably request to be present for such meetings. In addition, the Disbursement Agent shall have the right, but shall have no obligation, at reasonable times during customary business hours and at reasonable intervals upon prior notice to review, to the extent it deems reasonably necessary or appropriate to permit it to perform its duties hereunder, all information (including Construction Contracts) supporting any Disbursement Request and any certificates in support of any of the foregoing. The Disbursement Agent shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of the Authority which are reasonably necessary or appropriate to permit it to perform its duties hereunder, including, without limitation, bills of sale, statements, receipts, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Facility. The rights of the Disbursement Agent under this Section 3.4 shall not be construed as an obligation, it being understood that the Disbursement Agent's duty is limited to act upon certificates and draw requests submitted by the Authority and the Trustee hereunder.

                  3.5 Review by Independent Construction Consultant. The Independent Construction Consultant shall exercise commercially reasonable efforts and utilize commercially prudent practices in the performance of its duties hereunder consistent with those of similar institutions disbursing disbursement control funds and reviewing construction progress. Commencing upon execution and delivery hereof, the Independent Construction Consultant shall have the right to meet periodically at reasonable times during customary business hours and at reasonable intervals, however no less frequently than monthly, with representatives of the Authority, the Construction Manager, the Architect and such other employees, consultants or agents as the Independent Construction Consultant shall reasonably request to be present for such meetings. The Independent Construction Consultant may perform such inspections of the Rancheria and the Facility as it deems reasonably necessary or appropriate in the performance of its duties hereunder, however no less frequently than monthly. In addition, the Independent Construction Consultant shall have the right at reasonable times during customary business hours upon prior notice to review, to the extent it deems reasonably necessary or appropriate to permit it to perform its duties hereunder, all information (including Construction Contracts) supporting the amendments to the Authority Budget, amendments to any Construction Contracts, any Construction Disbursement Request and any certificates in support of any of the foregoing, to inspect materials stored on the Rancheria and the Facility, at off-site facilities where materials designated for use in the Facility are stored, to review the insurance required pursuant to the terms of the Indenture, and to examine the Plans and all shop drawings relating to the Facility. The Independent Construction Consultant is authorized to contact any payee for purposes of confirming receipt of progress payments. The Independent Construction Consultant shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of the Manager and the Authority relating to the construction of the Facility, including, without limitation, bills of sale, statements, receipts, conditional and unconditional lien releases, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Facility. From time to time, at the request of the Independent Construction Consultant, the Manager and the Authority shall make available to the Independent Construction Consultant a Project Cost Schedule and/or the Construction Schedule for the Facility. The Manager and the Authority agree to reasonably cooperate with the Independent Construction Consultant in assisting the Independent Construction Consultant to perform its duties hereunder and to take such further steps as the Independent Construction Consultant reasonably may request in order to facilitate the Independent Construction Consultant's performance of its obligations hereunder.

         4. Disbursements During Construction Period.

                  4.1 Initial Disbursements from the Construction Disbursement Account. Upon satisfaction of the conditions described below in this Section 4.1, the Disbursement Agent shall make the disbursements (the "Initial Disbursements") described in the Initial Disbursements Certificate attached hereto as Exhibit A-2 (the "Initial Disbursements Certificate") from the Construction Disbursement Account. The conditions to the Initial Disbursements shall consist of the following:

                           (a) the Disbursement Agent shall have received the
Original Allocation;

                           (b) the Disbursement Agent shall have received the
Initial Disbursements Certificate; and

                           (c) the Disbursement Agent shall have received the
Authority's Closing Certificate and the Trustee's Closing Certificate.

                  4.2 Subsequent Disbursements from the Construction Disbursement Account.

                           4.2.1 Disbursement Requests.

                           (a) The Authority shall have the right from time to
time during the Construction Period to submit to the Disbursement Agent a request for the disbursement of funds from the Construction Disbursement Account substantially in the form of Exhibit C-1 hereto (a "Construction Disbursement Request") or in the form of Exhibit C-2 hereto (a "Pre-Opening Disbursement Request" and, together with a Construction Disbursement Request, each a "Disbursement Request"), together with the exhibits attached thereto, as further described below. The Disbursement Agent shall approve any Disbursement Request that satisfies each of the conditions set forth in
Section 4.2.2, provided that each of the conditions in Section 4.1 has been satisfied as of such time. The Disbursement Agent shall notify the Authority and the Trustee in writing as soon as reasonably possible (and in any event within two Business Days after the Disbursement Agent receives any Disbursement Request) if any Disbursement Request is disapproved and the reason(s) therefor. The Authority may submit Construction Disbursement Requests no more often than weekly. The Authority may submit Pre-Opening Disbursement Requests no more often than weekly.

                           (b) Provided that a Disbursement Request satisfies
the requirements of Section 4.2.2, within two Business Days following submission of a Disbursement Request, the Disbursement Agent shall disburse to the Deposit Account the funds requested in such Disbursement Request. The Authority shall withdraw funds from and write checks on the Deposit Account solely for the purpose of paying Construction Expenses and Pre-Opening Expenses, as the case may be, identified on such Disbursement Request.

                           (c) The Trustee may waive any condition to a
disbursement requested in a Disbursement Request.

                           4.2.2 Additional Conditions to Subsequent
Disbursements from the Construction Disbursement Account. The Disbursement Agent's approval of any disbursements from the Construction Disbursement Account, other than the Initial Disbursements, shall be subject to the following conditions in addition to the conditions set forth in Section 4.2.1 above. Upon satisfaction of the conditions described below, the Disbursement Agent shall make the disbursements described in the corresponding Disbursement
Request:

                           (a) With respect to the Construction Disbursement
Request, the Authority shall have submitted to the Disbursement Agent a Construction Disbursement Request as provided for herein pertaining to the amounts requested for disbursement, together with a completed Schedule 1 thereto substantially in the form contemplated thereby and the certifications of the Manager, the Construction Manager, the Independent Construction Consultant and the Architect substantially in the form of Exhibits 1, 2, 3 and 4 to the Construction Disbursement Request to the extent required pursuant to the terms of the Construction Disbursement Request;

                           (b) With respect to any Pre-Opening Disbursement
Request, the Authority shall have submitted to the Disbursement Agent a Pre-Opening Disbursement Request as provided for herein pertaining to the amounts requested for disbursement, together with a completed Schedule 1 thereto substantially in the form contemplated thereby and the certification of the Manager substantially in the form of Exhibit 1 to the Pre-Opening Disbursement Request.

                           (c) The Disbursement Agent and the Independent
Construction Consultant shall have received copies of all Construction Contracts executed as of the date of any Construction Disbursement Request and, with respect to each Material Construction Contract executed on or before the date of such Construction Disbursement Request: (i) a consent substantially in the form attached hereto as Exhibit H signed by the counterparty to such Material Construction Contract; and (ii) copies of such performance and payment bonds as the Authority may require to be provided to the Authority pursuant to such Material Construction Contract. Such bonds shall name the Authority and the Trustee as co-obligees and shall be in full force and effect. The Disbursement Agent shall rely upon the certification of the Authority set forth in the Construction Disbursement Request in order to establish satisfaction of this condition;

                           (d) The Disbursement Request on its face has been
completed as to the information required therein and the required attachments, if any, are attached;

                           (e) The Disbursement Agent shall not be aware of
any material error, inaccuracy, misstatement or omission of fact in any Disbursement Request or an exhibit or attachment thereto or information provided by the Authority upon the request of the Disbursement Agent; and

                           (f) The Disbursement Agent is not aware (solely
from the facts set forth in any Disbursement Request or any certificate from the Manager, the Construction Manager, the Independent Construction Consultant or the Architect or any notice from the Trustee or the Authority) that an Event of Default exists and is continuing hereunder.

                           4.2.3 Non-Satisfaction of Conditions. In the event
that the Disbursement Agent determines that condition (f) of Section 4.2.2 described above is not satisfied in respect of any Construction Disbursement Request and so long as such condition is not satisfied, the Disbursement Agent shall not authorize any disbursement of funds from the Construction Disbursement Account pursuant to a Construction Disbursement Request; provided, however, the following payments may be made by the Disbursement
Agent:

                           (a) if all other conditions in Section 4.1 and
Section 4.2.2 hereof are met, payments for work completed or materials purchased on or prior to the date that the Disbursement Agent determined that condition (f) of Section 4.2.2 was not satisfied and has so notified the Authority and the Manager in writing;

                           (b) payments not to exceed $2,500,000 in the
aggregate to prevent the condition of the Facility from deteriorating or to preserve any work completed as certified to be reasonably necessary or advisable by the Manager and the Authority (in writing); and

                           (c) if such condition continues for a period of
three consecutive months or more, at the request of the Authority, Retainage Amounts for the portion of the Facility completed; provided that the Authority and the Manager each certifies that the conditions for paying such amounts (other than completion of the Facility) are met.

                  4.3 Advance Construction Disbursements. The Authority shall have the right from time to time (but no more frequently than once per calendar month, unless otherwise permitted by the Disbursement Agent) to deliver to the Disbursement Agent an Advance Construction Disbursement Request in the form of Exhibit C-3, together with the certification of the Manager in the form of Exhibit 1 attached thereto (an "Advance Construction Disbursement Request"), which Advance Construction Disbursement Request shall not be required to include or attach the supporting documentation required for all other Construction Disbursement Requests; provided, however, that in the event a Default or Event of Default subsequently exists (in addition to any other rights and remedies hereunder or permitted by law), the Authority shall promptly take all action reasonably required to cause to be delivered to Disbursement Agent all supporting documentation with respect thereto that would otherwise be required for a Construction Disbursement Request. The Disbursement Agent shall approve any Advance Construction Disbursement Request, so long as (a) the Advance Construction Disbursement Request on its face has been completed as to the information required therein and (b) the Disbursement Agent shall not have received written notice by any party hereto that a Default or an Event of Default exists and is continuing.

                  4.4 Interest Reserve Account Disbursements.

                           (a) At least two Business Days prior to each
Interest Payment Date during the Construction Period, the Authority shall deliver to the Disbursement Agent a certificate in the form of Exhibit C-4 (with an attached certification by the Manager in the form of Exhibit 1 thereto) certifying as to the amount required to be paid with respect to the Senior Notes under the Indenture on such Interest Payment Date and the calculation of such amount. On each such Interest Payment Date, Disbursement Agent shall liquidate securities held in the Interest Reserve Account (to the extent required) and pay over to the Trustee the amounts due with respect to the Senior Notes, as specified in such certificate, from the Interest Reserve Account. In the event that the Authority fails to deliver the certificate required by the first sentence of this paragraph, the Trustee may direct the Disbursement Agent to liquidate such securities (to the extent required), and disburse to the Trustee the amounts necessary to pay the amounts due with respect to the Senior Notes. In the event there are insufficient funds in the Interest Reserve Account to pay any amount due pursuant to such certificate or direction so given by the Trustee, the Authority shall, prior to the applicable Interest Payment Date, deposit in cash into the Interest Reserve Account an amount equal to such deficiency; provided, however, that the Trustee shall direct the Disbursement Agent to disburse an amount equal to such deficiency from the Construction Disbursement Account to the Interest Reserve Account in the event such amounts are not received from the Authority on a timely basis. The Authority acknowledges that any failure by the Authority to provide notice or deposit funds referenced in this Section 4.4 shall not in any way exonerate or diminish its obligation to make all payments under the Indenture as and when due.

                           (b) The parties generally intend that the portion
of the Proceeds that will be held in the Interest Reserve Account will equal the difference (the "Initial Interest Reserve Account Target") of (a) the aggregate amount of the interest payments that will be due on the Senior Notes on each of the first three Interest Payment Dates (the "Interest Reserve Income Requirement") less (b) the amount of interest and other income that the Authority reasonably expects to earn on amounts held in the Interest Reserve Account (the "Expected Interest Reserve Income Amount"). The portion of the Proceeds that will be deposited into the Interest Reserve Account contemporaneously with the execution of this Agreement may exceed the Initial Interest Reserve Account Target since the Expected Interest Reserve Income Amount will be established with greater clarity after the Authority directs the Disbursement Agent to invest such Proceeds. As such, within three Business Days after the date hereof, the Authority shall deliver to the Disbursement Agent a request for the disbursement of such excess funds from the Interest Reserve Account to the Construction Disbursement Account in the form of Exhibit C-5 hereto. The Disbursement Agent shall, after receiving such request, transfer such amounts specified on such request to the Construction Disbursement Account.

                  4.5 Final Disbursement of Funds in Construction Period Accounts following the Initial Operating Date. If the Authority provides to the Disbursement Agent:

                           (a) an Officer's Certificate in the form of Exhibit
G attached hereto to the effect that (i) the Facility is Operating and has been Operating uninterrupted for at least 30 days prior to the date of the certification, (ii) all amounts required to be paid to Contractors in connection with causing the Facility to become Operating have been paid, and
(iii) there are no mechanic's liens or other liens, charges or orders filed against the Facility or any portion thereof by any Contractor or any other party that have not been discharged of record or bonded to other than Permitted Liens; and

                           (b) a certificate of each of the Manager and the
Independent Construction Consultant confirming the factual certification described in clause (a) above,

then the Disbursement Agent shall, upon the direction of the Authority pursuant to the Officer's Certificate delivered pursuant to clause (a) above, disburse all remaining funds in the Construction Period Accounts, if any, to the account specified in such Officer's Certificate, which shall be established with a Collection Bank in accordance with, and such account shall be subject to the provisions of, Section 6.1.

         5. Certain Construction Period Covenants.

                  5.1 Amendments to Authority Budget. The Authority Budget for the Facility may be amended from time to time in the manner set forth herein. The Authority shall have the right from time to time to amend the Authority Budget to change the amounts allocated for specific line item components of the Facility; provided that, in any such amendment, the Authority may neither modify the description of any line item nor modify the Pre-Issuance Expense amount set forth for any such line item and, for each line item, the Remaining Budgeted Amount must equal the difference of the Total Budgeted Amount for such line item less the amount of Pre-Issuance Expenses for such line item.

                           5.1.1 Sources of Funds for Line-Item Increases. A
line item in the Authority Budget may be increased only if the funds for such increase are made available in the Authority Budget from:

                           (a) an increase in Additional Pre-Operating Revenue
to the extent not previously expended or dedicated to the payment of items contained in the Authority Budget;

                           (b) an increase in Realized Savings from another
line item and a corresponding reduction in the construction line items related to such Realized Savings;

                           (c) the reduction of the "contingency" line item in
the Authority Budget; or

                           (d) the reduction of allocated reserves in the
Authority Budget pursuant to the terms and conditions of this Agreement.

                           5.1.2 Authority Budget Amendment Process. Any
amendment to the Authority Budget shall be in writing. Any such amendment shall identify with particularity the line item to be increased or decreased, if any, the amount of the increase or decrease (if any), and in the event of an increase in a construction line item, the Realized Savings, Additional Pre-Operating Revenue, line item for "contingency" in the Authority Budget and/or previously allocated reserves which are permitted to be reduced pursuant to Section 5.1.1 (but not any Retainage Amounts), which are proposed to be utilized to pay for the increase; and (y) in the case of a decrease in a construction line item, the Realized Savings in the amount of such reduction. The parties acknowledge that a portion of any cost reduction achieved with respect to the work performed under a Construction Contract may be payable to the Construction Manager or another Contractor under such Construction Contract and that in such case the entire reduction may not become Realized Savings. Construction line items may be reduced only upon obtaining, and in the amount of, Realized Savings. The total amount allocated in the Authority Budget for the line items for Finishes, as such line items are set forth on Exhibit D-3 hereto, may not be reduced by more than 35% of the sum of the amounts allocated to such line items on Exhibit D-3 hereto. The "contingency" line item on the Authority Budget may be reduced by allocation to other line items. Any amounts of Realized Savings, Additional Pre-Operating Revenue, contingency amounts or previously allocated reserves so identified for use in connection with a particular line item thenceforth shall be deemed dedicated to the particular line item, unless and until the Authority Budget is amended to reduce the amounts budgeted for the line item.

                           5.1.3 Authority Budget Amendment Certificate. The
Authority shall submit the Authority Budget amendment to the Disbursement Agent by an Officer's Certificate in the form of Exhibit E hereto (an "Authority Budget Amendment Certificate") together with the certificates of the Manager, Construction Manager (for Hard Costs under Construction Contracts to which it is a party only), Independent Construction Consultant and Architect (for Hard Costs with respect only to Plans prepared by it) as provided in the form of Exhibits 1 through 4 to the Authority Budget Amendment Certificate. Upon submission of such Authority Budget Amendment Certificate, together with the Exhibits thereto, such amendment shall become effective hereunder, and the Authority Budget for the Facility shall thereafter be as so amended. No amendment to the Authority Budget shall be effective except in accordance with the preceding sentence.

                  5.2 Construction Contract Amendment Process. The Authority shall not enter into or approve any Construction Contract Amendment except as set forth in this Section 5.2. The Authority shall have the right from time to time to amend any Construction Contract to change the scope of work for any portion of the Facility and/or the Authority's payment obligations in connection therewith. Any Construction Contract Amendment that (i) when taken together with all related Construction Contract Amendments, results in a cost increase in excess of $50,000 in a Material Construction Contract (or, with respect to the Construction Contract with Construction Manager only, in excess of $100,000), (ii) when taken together with all related Construction Contract Amendments, results in a material lessening of the scope or quality of the work constituting the design or construction of the Facility or (iii) results in the likely addition of no less than one week of construction (or such amendments, in the aggregate, result in the likely addition of no less than four weeks of construction) (a "Material Construction Contract Amendment") shall be in writing and shall identify with particularity all changes being made. Each Material Construction Contract Amendment shall be effective when and only when: (a) the Authority has, or the Authority and the Contractor have, executed and delivered the Material Construction Contract Amendment (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (b) and (c) below); (b) the Authority has submitted the Material Construction Contract Amendment to the Disbursement Agent and the Trustee together with an Officer's Certificate in the form attached hereto as Exhibit F (a "Construction Contract Amendment Certificate"), together with the certificates of the Manager, Independent Construction Consultant, Construction Manager (for Hard Costs under Construction Contracts to which it is a party only) and Architect (for Hard Costs with respect only to Plans prepared by it) as provided in the form of Exhibits 1 through 4 to such Construction Contract Amendment Certificate; and (c) the Disbursement Agent has acknowledged its receipt of the materials referenced in clause (b) above, as contemplated in the form of the Construction Contract Amendment Certificate. Construction Contract Amendments which are not Material Construction Contract Amendments shall not require the approval of the Trustee or any other Person to be effective.

                  5.3 Construction Contracts Entered into after the Issuance Date. The Authority may from time to time enter into Construction Contracts consistent with the Final Plans and the Authority Budget, as each is in effect from time to time. Each such Construction Contract shall be in writing. Each Material Construction Contract shall become effective when and only when: (a) the Authority and the counterparty to such Material Construction Contract have executed and delivered the Material Construction Contract (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (b), (c) and (d) below); (b) the Authority has submitted to the Disbursement Agent: (i) such Material Construction Contract together with an Officer's Certificate in the form attached hereto as Exhibit K (an "Additional Construction Contract Certificate") and all exhibits, attachments and certificates required thereby, each duly completed and executed, and (ii) copies of such performance and payment bonds as the counterparty to such Construction Contract may be required to provide to the Authority pursuant to such Material Construction Contract (which performance and payment bonds shall name the Trustee and the Authority as additional obligees) and a consent substantially in the form attached hereto as Exhibit H signed by the counterparty to such Material Construction Contract; (c) if entering into such Material Construction Contract will result in an amendment to the Authority Budget, the Authority has complied with the requirements of Section 5.1; and
(d) if entering into such Material Construction Contract will cause the Available Construction Funds to be less than the Remaining Costs, then the Authority, treating such difference as a cost overrun, has complied with the requirements of Section 5.4.

                  5.4 Available Construction Funds Certificate. Concurrently with the submission of any Construction Disbursement Request, the Authority shall submit an Officer's Certificate in the form of Exhibit D-1 (an "Available Construction Funds Certificate"), to the Disbursement Agent and the Trustee. Each Available Construction Funds Certificate shall include an Available Construction Funds Schedule dated as of the first Business Day of such month and shall set forth (i) the actual investment income earned on the Construction Disbursement Account or the Deposit Account through a date not more than 30 days prior to the date of the Available Construction Funds Schedule, and (ii) the additional amount of investment income which the Authority reasonably anticipates will accrue on the Construction Disbursement Account or the Deposit Account from such date through the date that the Authority reasonably anticipates that the Initial Operating Date will occur.

                           5.4.1 Additional Pre-Operating Revenue. If at any
time the Authority submits an Available Construction Funds Certificate pursuant to this Section and the Authority can no longer reasonably anticipate that the Additional Pre-Operating Revenue earned (and anticipated to be earned through the date that the Authority reasonably anticipates that the Initial Operating Date will occur) from investments of funds in the Construction Disbursement Account or the Deposit Account will equal the amount of such Additional Pre-Operating Revenue set forth in the Authority Budget, then:

                           (a) if the total amount of such Additional
Pre-Operating Revenue at such date earned or anticipated to be earned is less than the total amount of such Additional Pre-Operating Revenue set forth in the Authority Budget, then the Available Construction Funds shall be deemed reduced by the amount of such deficiency and the Authority, as a condition to the next Construction Disbursement Request, shall reallocate contingencies, provide additional Available Construction Funds or otherwise amend the Authority Budget so that the Remaining Costs do not exceed the total Available Construction Funds; or

                           (b) if the total amount of such Additional
Pre-Operating Revenue at such date earned or anticipated to be earned is greater than the total amount of such Additional Pre-Operating Revenue set forth in the Authority Budget, then the Available Construction Funds shall be deemed increased by the amount of such excess.

                           5.4.2 Cost Overruns. The Authority covenants to
cure any anticipated cost overrun for any line item on the Authority Budget (taking into account any applicable reserves which have been allocated to such line item by an amendment to the Authority Budget) or for the Facility as a whole within ten days after the Authority becomes aware of any such anticipated cost overrun by:

                           (a) providing sufficient funds to cover in full
such cost overrun from previously unallocated Available Construction Funds or Additional Pre-Operating Revenue (but in each case only to the extent that the same have not previously been expended or dedicated (including Retainage Amounts) to the payment of items contained in the Authority Budget); and/or

                           (b) with respect to a cost overrun as to a
particular line item, effecting an amendment to the Authority Budget to dedicate such funds to the line item in question.

                  5.5 Project Cost Schedule Certificate. The Authority shall submit an Officer's Certificate in the form of Exhibit D-2 (a "Project Cost Schedule Certificate") to the Independent Construction Consultant within five Business Days following the delivery of a written request for the same by the Independent Construction Consultant (but no more frequently than once per calendar month). Each Project Cost Schedule Certificate shall include a Project Cost Schedule dated as of the first Business Day of the month in which such Project Cost Schedule Certificate is delivered and shall set forth (a) for each line item in the Authority Budget, each of the items required on Exhibit D-2, (b) (i) the actual investment income earned on the Construction Disbursement Account or the Deposit Account through a date not more than 30 days prior to the date of the Project Cost Schedule, and (ii) the additional amount of investment income which the Authority reasonably anticipates will accrue on the Construction Disbursement Account or the Deposit Account from such date through the date that the Authority reasonably anticipates that the Initial Operating Date will occur and (c) a calculation certified by the Authority of the Remaining Costs and the Available Construction Funds as of such date. In addition, the Authority shall deliver to the Independent Construction Consultant any backup documentation or other information with respect to the items on the Project Cost Schedule from time to time as reasonably requested by the Independent Construction Consultant.

                  5.6 Final Plans.(a) Neither the Authority nor the Manager shall construct or permit to be constructed any portion of the Facility except in substantial conformance with the Final Plans. The Authority may modify the Final Plans or cause Preliminary Plans to become Final Plans, only if such Final Plans, as amended, or Preliminary Plans which will become Final Plans have been delivered to the Independent Construction Consultant together with a Final Plans Amendment Certificate in the form of Exhibit J delivered to the Disbursement Agent.

                  5.7 Deposit of Additional Funds. In addition to the $109,200,000 of the Proceeds that will be deposited into the Construction Disbursement Account contemporaneously with the execution of this Agreement, the Authority shall, no later than the second Business Day after the date hereof, cause $2,300,000 of the Proceeds to be deposited into the Construction Disbursement Account.

                  5.8 Deemed Deposit of Advance Disbursement Request into Escrow Account. Contemporaneously with the execution of this Agreement, the Authority shall be deemed to have deposited $1,700,000 against the Proceeds into the Construction Disbursement Account. Immediately following such deemed deposit, the Disbursement Agent shall be deemed to have made a disbursement of $1,700,000 hereof to the Escrow Account pursuant to Section 4.3. No Advance Disbursement Request shall be required in connection with such deemed disbursement. Upon the disbursement of any portion of such $1,700,000 from the Escrow Account to the Construction Disbursement Account, such portion of such $1,700,000 shall no longer be deemed to have been disbursed under Section 4.3.

         6. Certain Operating Period Covenants.

                  6.1 Collection Banks.

                           6.1.1 Transfer to Collection Banks. The Authority
at its own expense shall cause all Pledged Revenues received from the operation of the Facility to be transferred to a Collection Bank within 24 hours after receipt; provided that an aggregate amount of cash up to the Daily Cash-On-Hand Requirement, as determined and certified by the Authority to the Disbursement Agent and the Trustee (as described in Section 6.1.2) need not be transferred to a Collection Bank and may be retained by the Authority.

                           6.1.2 Daily Cash-On-Hand Requirement. The Authority
hereby certifies and represents and warrants to the Disbursement Agent and the Trustee that, as of the date hereof, the Daily Cash-On-Hand Requirement, as reasonably determined by the Authority, is $4,500,000. If the Authority, in consultation with the Manager, reasonably determines that it is necessary to change the Daily Cash-On-Hand Requirement then the Authority shall, promptly after making such determination, deliver an Officers' Certificate (with an attached certification by the Manager) to the Disbursement Agent and the Trustee setting forth the amount of the Daily Cash-On-Hand Requirement as determined by the Authority and the Manager.

                           6.1.3 Deposit Account Control Agreement. The
Authority shall ensure that each Collection Bank shall be a bank that is chartered by the State of California or the Government of the United States of America and that is not an Affiliate of the Authority, the Tribe or any member of the Tribe. To effect the foregoing transfers, and to perfect the Trustee's security interest in the Pledged Revenues held by the Collection Banks, before depositing any Pledged Revenues in any Collection Bank, the Authority shall deliver to Disbursement Agent a completed and fully executed Deposit Account Control Agreement among the Authority, the Trustee and such Collection Bank substantially in the form attached hereto as Exhibit L (or in such other form as may be acceptable to the Trustee). If the Authority receives any amount that should have been deposited in a Collection Bank as provided in this Agreement, the Authority shall hold such amount in trust for the benefit of the Disbursement Agent, shall not commingle any such amounts with any of its funds or other property and shall immediately transfer such amounts to the Disbursement Agent. The Authority shall cause all Pledged Revenue deposited in any Collection Bank to be deposited in the "Deposit Account" described in the Deposit Account Control Agreement for such Collection Bank.

                           6.1.4 Discretionary Deposits. The Authority may, at
any time, (a) elect to deposit directly with the Disbursement Agent, for deposit into any Operating Period Account (as requested by the Authority in writing) all amounts otherwise required to be deposited with a Collection Bank, or (b) direct any Collection Bank to transfer any amounts deposited with such Collection Bank to the Disbursement Agent, for deposit into such Operating Period Account. The Authority agrees that the Disbursement Agent's officers and employees are irrevocably authorized to endorse for payment to Disbursement Agent any instruments received by Disbursement Agent for deposit into the Operating Period Account specified by the Authority.

                  6.2 Funds in Accounts. The Authority agrees that all funds deposited with a Collection Bank pursuant to Section 6.1 shall be disbursed and paid out only in accordance with the provisions of the Indenture.

                  6.3 Notice that Project is Operating. Promptly after (but in any event within seven days after) the Initial Operating Date of the Facility, the Authority shall deliver an Officers' Certificate to Disbursement Agent and the Trustee to the effect that the Facility is Operating, together with a certificate from each of the Independent Construction Consultant and the Manager concurring with such certificate of the Authority.

                  6.4 Maintenance of Permitted Investments. The Authority shall maintain all of its Permitted Investments (other than cash that has not yet been delivered to a Collection Bank or that is not in excess of the Daily Cash-On-Hand Requirement) in a Collection Bank, in the Deposit Account or in a Securities Account.

         7. Operating Period Accounts.

                  7.1 Capital Replacement Reserve Account.

                           7.1.1 Deposits into Capital Replacement Reserve
Account. The Authority shall, from time to time, deposit into the Capital Replacement Reserve Account all amounts required by Section 4.07(c) of the Indenture to be deposited into the Capital Replacement Reserve Account.

                           7.1.2 Payment of Capital Expenditures. The
Authority may, from time to time, deliver a certificate in the form of Exhibit M (with an attached certification by the Manager in the form of Schedule 1 thereto) requesting a disbursement in the amount stated thereon, and certifying (a) that such disbursement shall be applied to expenditures for constructing, repairing or replacing any capital assets used at the Facility, including equipment; provided, however, that the Authority shall not use or permit to be used any such amounts to complete the original construction of the Facility, (b) as to the description and the amounts of each such expenditure and (c) as to the name(s) of the payee(s) of any such expenditure. Within three Business Days following submission of such certificate, the Disbursement Agent shall disburse from the Capital Replacement Reserve Account the funds specified in such certificate to the account(s) or payee(s) specified on such certificate. The Authority shall, within 20 Business Days thereafter, deliver to the Disbursement Agent duly executed acknowledgements of payment of the amounts specified on such certificate from each party identified on such certificate as a payee.

                  7.2 Cash Accumulation Account.

                           7.2.1 Required Cash Accumulation Amount. On the
first Business Day of each fiscal quarter after the Initial Operating Date, the Authority shall deliver to the Disbursement Agent a certificate in the form of Exhibit N (with an attached certification by the Manager in the form of Schedule 1 thereto) (a "Cash Accumulation Certificate"), certifying as to
(a) the amount of the "Required Cash Accumulation Amount", which shall be equal to (i) $3.0 million multiplied by the number of full fiscal quarters of the Authority since the Initial Operating Date less (ii) the amount that shall have been disbursed from the Cash Accumulation Account in accordance with
Section 7.2.3 to make prepayments or, or purchases of, the Senior Notes and
(b) the balance on deposit in the Cash Accumulation Account.

                           7.2.2 Deposits into Cash Accumulation Account. The
Authority shall, from time to time, deposit into the Cash Accumulation Account all amounts required by Section 4.07(c) of the Indenture to be deposited into the Cash Accumulation Account.

                           7.2.3 Transfers from Cash Accumulation Account for
Prepayment or Purchase. The Authority may, from time to time, deliver to the Disbursement Agent a certificate in the form of Exhibit O (with an attached certification by the Manager in the form of Schedule 1 thereto) requesting a disbursement from the Cash Accumulation Account for a prepayment on, or purchase of, the Senior Notes in the amount stated thereon to the Paying Agent (or other payment recipient permitted under the Indenture) and specifying the wiring instructions for such Paying Agent or other payment recipient and certifying as to the other matters set forth therein. The Disbursement Agent shall, on the second Business Day before the date specified in such certificate for such prepayment, transfer the amount of such disbursement from the Cash Accumulation Account to the Paying Agent (or other payment recipient), which amount shall be applied against the principal amount of the Senior Notes and any premium applicable to such prepayment (but not interest).

                           7.2.4 Transfers from Cash Accumulation Account upon
Maturity. Eight Business Days before the date of maturity of the Senior Notes (the "Maturity Date"), the Authority shall deliver to the Disbursement Agent a certificate in the form of Exhibit P (with attached certifications by the Manager and the Trustee in the form of Schedule 1 and Schedule 2 thereto) certifying as to the amounts of the principal payment due on the Senior Notes and the other matters set forth therein and requesting a disbursement from the Cash Accumulation Account in such amount. The Disbursement Agent shall, within two Business Days after receiving such request, transfer such amounts to the Principal Payment Account and such amounts shall be applied against interest, principal and other amounts due on the Maturity Date on the Senior Notes.

                  7.3 Shortfall Account.

                           7.3.1 Deposits into Shortfall Account. Funds shall
be deposited into the Shortfall Account in accordance with the provisions of the Cash Accumulation Account Contribution Agreement.

                           7.3.2 Transfers and Payments From Shortfall
Account. The Authority may, from time to time, deliver to the Disbursement Agent a certificate in the form of Exhibit Q (with an attached certification by the Manager in the form of Schedule 1 thereto) requesting a disbursement from the Shortfall Account to the Manager Security Account in the amount stated therein, and certifying as to the matters set forth therein. On the next Business Day following receipt of such certificate, the Disbursement Agent shall transfer the amounts specified on such certificate to the Manager Security Account.

                  7.4 Contingent Interest Account.

                           7.4.1 Deposits into Contingent Interest Account.
Each of the Contingent Interest Notes provides that contingent interest on such Contingent Interest Note shall be deferred, and shall not be paid, unless the Release Condition has been satisfied. On each Interest Payment Date that is after the Initial Operating Date on which the Release Condition is not met, the Authority shall deposit into the Contingent Interest Account an amount equal to the amount of contingent interest that would have been payable in respect of the Contingent Interest Notes on such Interest Payment Date had the Release Condition been satisfied on such Interest Payment Date, but that was not payable in respect of the Contingent Interest Notes on such Interest Payment Date because the Release Condition was not satisfied on such Interest Payment Date ("Deferred Contingent Interest").

                           7.4.2 Distributions from Contingent Interest
Account to Pay Deferred Contingent Interest. The Authority shall, before any Interest Payment Date on which the Authority reasonably believes the Release Condition will be met, deliver to the Disbursement Agent a certificate in the form of Exhibit R (with an attached certification by the Manager in the form of Schedule 1 thereto) requesting a disbursement from the Contingent Interest Account to pay Deferred Contingent Interest that the Authority reasonably believes will be due and payable on such Interest Payment Date, and certifying as to the matters set forth therein. The Disbursement Agent shall, after receiving such request, transfer such amounts specified on such certificate to the payees or accounts specified therein.

                           7.4.3 Distributions from Contingent Interest
Account. After the Initial Operating Date, the Authority shall, after each Interest Payment Date, deliver to the Disbursement Agent a certificate in the form of Exhibit S (with an attached certification by the Manager in the form of Schedule 1 thereto) requesting a disbursement from the Contingent Interest Account in the amount stated thereon if

                           (a) in the case of a First Interest Payment Date,
the following difference (the "First Interest Payment Date Shortfall") is a positive number with respect to such First Interest Payment Date. The difference of:

                                    (i) one-half of the Annual Support
Threshold Amount for the respective Interest Payment Year; less

                                    (ii) the amount of Management Fees that
were paid to the Manager or paid into the Manager Security Account during the six-month period immediately preceding such First Interest Payment Date; or

                           (b) in the case of a Second Interest Payment Date,
the following difference (the "Second Interest Payment Date Shortfall") is a positive number with respect to such Second Interest Payment Date. The difference of:

                                    (i) (A) the Annual Support Threshold
Amount for the respective Interest Payment Year; less (B) any amount received by the Manager under this Section 7.4.3 for the immediately preceding First Interest Payment Date; less

                                    (ii) the amount of Management Fees that
were accrued by the Manager during the twelve-month period immediately preceding such Second Interest Payment Date. Notwithstanding the foregoing, in no event shall such amounts be disbursed if a corresponding disbursement from the Manager Security Account is not permitted on such date.

The Disbursement Agent shall, within two Business Days after receiving such request, transfer such amounts specified on such certificate (up to the balance in the Contingent Interest Account) to the Manager Security Account.

                           7.4.4 Tax Distributions from Contingent Interest
Account. The Authority shall, before any Quarterly Payment Date on which the Authority reasonably believes tax amounts under Section 3.02 of the L/C Note, Paragraph (b) of the Subordinated PIK Note, Paragraph (b) of any Senior Subordinated PIK Note, Section 4.01(b) of the Subordinated PIK Note Indenture or Section 4.01(b) of the Senior Subordinated PIK Note Indenture (each, a "Tax Payment Provision") will be due (after giving effect to the Intercreditor Agreement), deliver to the Disbursement Agent a certificate in the form of Exhibit T (with an attached certification by the Manager in the form of Schedule 1 thereto) requesting a disbursement from the Contingent Interest Account to pay tax amounts the Authority reasonably believes will be due under such Tax Payment Provisions (after giving effect to the Intercreditor Agreement) in the amount stated therein, and certifying as to the matters set forth therein. The Disbursement Agent shall, within two Business Days after receiving such request, transfer such amounts specified on such certificate (up to the balance in the Contingent Interest Account) to the payees or accounts specified therein.

                  7.5 Tribe Distribution Fund Account.

                           7.5.1 Deposits into Tribe Distribution Fund
Account. The first full paragraph of Section 4.07(c) of the Indenture (commencing with the words "Beginning with the end") provides that under certain circumstances the Authority shall make distributions to the Tribe ("Tribe Distribution"). The second full paragraph of Section 4.07(c) of the Indenture (commencing with the words "Notwithstanding the foregoing") (the "Tribe Distribution Restriction") provides that Tribe Distributions shall be restricted in amount under certain circumstances. Beginning with the end of the Authority's first full fiscal quarter commencing after the Initial Operating Date if the amount of the Tribe Distributions made by the Authority within 40 days after the end of any of the Authority's full fiscal quarters (each such date, a "Tribe Distribution Date") is limited in amount because of the Tribe Distribution Restriction, then the Authority shall deposit into the Tribe Distribution Fund Account on such Tribe Distribution Date an amount equal the amount that would otherwise have been payable to the Tribe but for the Tribe Distribution Restriction.

                           7.5.2 Distributions from Tribe Distribution Fund
Account to Pay Tribe Distribution. The Authority may withdraw funds from the Tribe Distribution Fund Account so long as such funds shall be paid to the Tribe (or to any other person at the direction of the Tribe) and such payment does not violate the terms of the Indenture.

                  7.6 Authority Investment Account. The Authority may deposit funds into and withdraw funds from the Authority Investment Account so long as no such deposit or withdrawal violates the terms of the Indenture.

         8. Other Accounts.

                  8.1 Interest Payment Account.

                           8.1.1 Deposits into Interest Payment Account. The
Authority may, from time to time, deposit funds into the Interest Payment Account, which funds shall be used for payments of interest on the Senior Notes in accordance with the terms of the Indenture.

                           8.1.2 Interest Payments on Senior Notes. Five
Business Days prior to the date that any payment of interest is due on the Senior Notes, the Authority shall deliver to the Disbursement Agent and the Trustee an Interest Payment Request in the form of Exhibit U attached hereto (each, an "Interest Payment Request") describing the amounts required to be paid, the paying agent appointed pursuant to the Indenture (the "Paying Agent") to which the Disbursement Agent should transfer funds in order to effect the required payments (or other payment recipient permitted under the Indenture), the wiring instructions for such Paying Agent or other payment recipient and the day (the "Interest Payment Date") upon which such payment or payments is or are due and payable. If the Authority fails to deliver timely such Interest Payment Request, then the Trustee may deliver such Interest Payment Request to the Disbursement Agent on behalf of the Authority. On the Interest Payment Date, the Disbursement Agent shall disburse to the Paying Agent (or other payment recipient specified in the Interest Payment Request) the amounts described in the Interest Payment Request as due and payable on that date. The Authority acknowledges that the failure of either notice referenced in this Section 8.1.2 to be delivered to Disbursement Agent shall not in any way exonerate or diminish the Authority's obligation to make all payments under the Senior Notes as and when due.

                  8.2 Principal Payment Account.

                           8.2.1 Deposits into Principal Payment Account. The
Authority may, from time to time, deposit funds into the Principal Payment Account, which funds shall be used for payments of principal of the Senior Notes in accordance with the terms of the Indenture.

                           8.2.2 Transfers from Principal Payment Account upon
Maturity. Five Business Days before the Maturity Date, the Authority shall deliver to the Disbursement Agent a certificate in the form of Exhibit V certifying as to the amount of the principal payment due on the Senior Notes and requesting a disbursement from the Principal Payment Account in such amount (each, a "Principal Payment Request") to the Paying Agent (or other payment recipient permitted under the Indenture) in order to effect payment on the Maturity Date and specifying the wiring instructions for such Paying Agent or other payment recipient. If the Authority fails to deliver timely such Principal Payment Request, then the Trustee may deliver such Principal Payment Request to the Disbursement Agent on behalf of the Authority. On the Maturity Date, the Disbursement Agent shall disburse to the Paying Agent (or other payment recipient specified in the Principal Payment Request) the amounts described in the Principal Payment Request as due and payable on that date. The Authority acknowledges that the failure of either notice referenced in this Section 8.2.2 to be delivered to the Disbursement Agent shall not in any way exonerate or diminish the Authority's obligation to make all payments under the Senior Notes as and when due.

                  8.3 Collateral Reserve Account.

                           8.3.1 Deposits into Collateral Reserve Account. All
funds deposited into the Collateral Reserve Account pursuant to Section 4.2 of the Letter of Credit Drawdown Agreement shall be maintained as Collateral for the Senior Note Obligations for the benefit of the Trustee and the Holders.

                           8.3.2 Transfers from Collateral Reserve Account
after Termination. Following the termination of this Agreement pursuant to
Section 11, upon the written request of the Authority, any amounts remaining in the Collateral Reserve Account shall be transferred to the Authority.

         9. Limitation of Liability.

                  9.1 Limitation of Disbursement Agent's Liability. The Disbursement Agent's responsibility and liability under this Agreement shall be limited as follows: (a) the Disbursement Agent does not represent, warrant or guaranty to the Trustee or the Holders the performance of the Authority, the Architect, the Construction Manager, the Manager, any Contractor or provider of materials or services in connection with construction of the Facility; (b) the Disbursement Agent shall have no responsibility to the Authority, the Trustee or the Holders as a consequence of performance by the Disbursement Agent hereunder except for any gross negligence or willful misconduct of the Disbursement Agent; (c) the Authority shall remain solely responsible for all aspects of its business and conduct in connection with its Rancheria and the Facility, including, but not limited to, the quality and suitability of the Plans, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all disbursements; (d) the Disbursement Agent is not obligated to supervise, inspect or inform the Authority, the Tribe, the Trustee or any third party of any aspect of the construction of the Facility or any other matter referred to above; and (e) the Disbursement Agent owes no duty of care to the Authority or the Tribe to protect against, or to inform the Authority or the Tribe against, any negligent, faulty, inadequate or defective design or construction of the Facility, provided that the Disbursement Agent shall inform the Authority if the Disbursement Agent has knowledge of such condition. The Disbursement Agent shall have no duties or obligations hereunder except as expressly set forth herein (including with respect to review of the substantive terms and conditions of any contracts delivered to the Disbursement Agent), shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct.

                  9.2 Limitation of Independent Construction Consultant's Liability. The Independent Construction Consultant's responsibility and liability under this Agreement shall be limited as follows: (a) the Independent Construction Consultant does not represent, warrant or guaranty to the Trustee or the holders of the Senior Notes the performance of the Authority, the Disbursement Agent, the Construction Manager, the Architect or any contractor, subcontractor or provider of materials or services in connection with construction of the Facility; (b) except to the extent the Independent Construction Consultant has actual knowledge, the Independent Construction Consultant shall not be responsible for, and shall not be obligated to make any specific inquiry with respect to, matters pertaining to: historical architecture review, gaming regulatory authorities, gaming licenses, liens against the Facility (except in connection with the responsibilities of the Independent Construction Consultant set forth herein); and (c) the Authority shall remain solely responsible for all aspects of its business and conduct in connection with the Facility, the accuracy of all applications for payment, and the proper application of all disbursements. The Independent Construction Consultant shall have no duties or obligations hereunder, except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct. The Independent Construction Consultant shall have the right to rely (so long as such reliance is reasonable and in good faith) on certificates received from the Authority, the Architect and the Construction Manager. Anything in this Agreement to the contrary notwithstanding, in no event shall the Independent Construction Consultant be liable to any party hereto for any form of special, indirect or consequential damages, including, without limitation, damages for economic loss (such as business interruption or loss of profits, however the same may be caused).

         10. Indemnity and Insurance.

                  10.1 Indemnification of Disbursement Agent. The Authority hereby indemnifies, holds harmless and defends the Disbursement Agent and its officers, directors, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Disbursement Agent's performance under this Agreement, except to the extent that such liability, expense or claim is attributable to the gross negligence or willful misconduct of the Disbursement Agent.

                  10.2 Insurance. The Disbursement Agent, at its sole cost and expense, shall purchase and maintain throughout the term of this Agreement, the following insurance policies:

                           (a) Comprehensive general liability insurance, with
minimum limits of $2,000,000 combined single limit per occurrence, covering all property damage arising out of its operation under this Agreement.

                           (b) Workers' compensation insurance covering all of
its employees and volunteers.

Said policies shall provide for 30 days' prior written notice to the Trustee and the Authority of cancellation or material change. If any of such insurance is written on a claims made form, following termination of this Agreement, coverage shall survive for the maximum reporting period available at each anniversary date of such insurance, or not less than five years, whichever is greater. The limits of coverage required under subparagraph (a) above shall not in any way limit the liability of the Authority or the Tribe under this Agreement.

         11. Termination. This Agreement shall terminate automatically on the later of (a) repayment and performance of all Senior Note Obligations and (b) 30 days following disbursement of all funds remaining in the Securities Accounts; provided, however, that the obligations of the Authority under
Section 10 of this Agreement shall survive termination of this Agreement.

         12. Substitution or Resignation of the Disbursement Agent.

                  12.1 Procedure. A resignation or removal of the Disbursement Agent and appointment of a successor Disbursement Agent shall become effective only upon the successor Disbursement Agent's acceptance of appointment as provided in this Section 12.

                           12.1.1 The Disbursement Agent may resign in writing
at any time and be discharged from all duties hereunder upon 30 days' written notice to all parties hereto. The Trustee or the Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Disbursement Agent as provided below by so notifying the Disbursement Agent and the Authority in writing, if:

                           (a) the Disbursement Agent fails to comply with
Section 12.3 hereof;

                           (b) the Disbursement Agent is adjudged a bankrupt
or an insolvent or an order for relief is entered with respect to the Disbursement Agent under any Bankruptcy Law;

                           (c) a custodian or public officer takes charge of
the Disbursement Agent or its property; or

                           (d) the Disbursement Agent becomes incapable of
acting.

                           12.1.2 If the Disbursement Agent resigns or is
removed or if a vacancy exists in the office of Disbursement Agent for any reason, the Trustee shall, and the Holders of a majority in principal amount of the then outstanding Senior Notes (if such Holders provided a notice pursuant to Section 12.1.1 or if there is no Trustee capable of acting at such time) may, promptly appoint a successor Disbursement Agent acceptable to the Authority. Within one year after any successor Disbursement Agent appointed by the Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Disbursement Agent acceptable to the Authority to replace the successor Disbursement Agent appointed by the Trustee.

                           12.1.3 If a successor Disbursement Agent does not
take office within 60 days after the retiring Disbursement Agent resigns or is removed, the retiring Disbursement Agent, the Trustee, the Authority or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Disbursement Agent.

                           12.1.4 A successor Disbursement Agent shall deliver
a written acceptance of its appointment to the retiring Disbursement Agent, the Authority and the Trustee. Thereupon, the resignation or removal of the retiring Disbursement Agent shall become effective, and the successor Disbursement Agent shall have all the rights, powers and duties of the Disbursement Agent under this Agreement. The retiring Disbursement Agent shall promptly transfer all property held by it as Disbursement Agent to the successor Disbursement Agent.

                  12.2 Successor Disbursement Agent by Merger, etc. If the Disbursement Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Disbursement Agent.

                  12.3 Eligibility; Disqualification. The Disbursement Agent shall at all times be a bank chartered under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition and a Thomson's Bank Watch rating of B or better.

                  12.4 Consent of Independent Construction Consultant. The Independent Construction Consultant acknowledges and agrees that the Trustee shall have the right to change the party acting as the "Disbursement Agent" pursuant to this Agreement, and the Trustee agrees to provide written notice to the Independent Construction Consultant of any such change.

         13. Statement of Securities Accounts. Upon the request of the Authority or the Trustee from time to time, the Disbursement Agent shall deliver to the Authority and the Trustee an account statement prepared by the Disbursement Agent in a form satisfactory to the Trustee and the Authority setting forth with reasonable particularity the balance of funds then in the Securities Accounts and the manner in which such funds are invested; provided, however, that the Disbursement Agent shall not be required to provide such statements more often than weekly. The parties hereto irrevocably instruct the Disbursement Agent that on the first date upon which the balance in any Securities Account is reduced to zero, the Disbursement Agent shall deliver to the Trustee and the Authority a notice that the balance in such Securities Account has been reduced to zero.

         14. Miscellaneous.

                  14.1 Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  14.2 Invalidity. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  14.3 No Authority. The Disbursement Agent shall not have any authority to, and shall not make any warranty or representation or incur any obligation on behalf of, or in the name of, the Trustee.

                  14.4 Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

                  14.5 Benefit. The parties hereto and their respective successors and assigns, but no others, shall be bound hereby and entitled to the benefits hereof.

                  14.6 Time. Time is of the essence of each provision of this Agreement.

                  14.7 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including without limitation, Section 5-1401 of the New York General Obligations Law; provided, however that with respect to the creation, attachment, perfection or priority of the security interest in any Collateral, the governing law shall be the applicable UCC as set forth in the definition of the term "UCC".

                  14.8 Entire Agreement; Amendments. This Agreement (together with the Indenture and the Collateral Documents) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

                  14.9 Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested; or by facsimile transmission, in each case, addressed as follows:

                  To the Disbursement Agent:

                  U.S. Bank, N.A.
                  180 East 5th Street
                  St. Paul, MN 55101
                  Attn: Corporate Trust Department
                  Telephone: (651) 244-8677
                  Facsimile: (651) 244-0711

                  To the Trustee:

                  U.S. Bank, N.A.
                  180 East 5th Street
                  St. Paul, MN 55101
                  Attn: Corporate Trust Department
                  Telephone: (651) 244-8677
                  Facsimile: (651) 244-0711

                  To the Authority:

                  The Chukchansi Economic Development Authority
                  46575 Road 417
                  Coarsegold, California  93614
                  Attn:  Tribal Chairman
                  Fax:  (559) 642-4075

                  To the Independent Construction Consultant:

                  To the Independent Construction Consultant:
                  Professional Associates Construction Services
                  942 E Chapman Ave., Suite 200
                  Orange, CA 92866
                  Telephone: (714) 289-2330
                  Facsimile: (714) 289-2979

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 14.9 to the others.

                  14.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  14.11 Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  14.12 Right to Consult Counsel. Each of the Disbursement Agent and the Trustee may, if any of them deems necessary or appropriate, consult with and be advised by counsel in respect of their duties hereunder. Each of the Disbursement Agent or the Trustee shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as the Disbursement Agent or the Trustee, as the case may be, hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of its counsel. The Authority agrees to pay all such reasonable counsel fees.

                  14.13 Tribe Authorization. The Authority represents and warrants that the Tribe has authorized the Authority to execute any and all certificates, consents or other documents required by this Agreement on behalf of the Tribe, and that the Tribe has authorized the Authority to execute any other document on behalf of the Tribe as reasonably requested by the Trustee or the Disbursement Agent in connection with this Agreement.

                  14.14 Authority Authorization. The Authority hereby authorizes and empowers the Manager to execute any and all certificates, consents or other documents required by this Agreement on behalf of the Authority and any other document on behalf of the Authority requested by the Trustee or Disbursement Agent in connection with this Agreement. In each case, the Authority acknowledges that such document, once executed, shall be binding on the Authority as if such document had been, in fact, executed by the Authority.

         15. Waiver of Sovereign Immunity, Arbitration and Non-Impairment.

                  15.1 Irrevocable Waiver of Sovereign Immunity. Each of the Authority and the Tribe (each a "Tribal Party") hereby unconditionally and irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Agreement or the Senior Notes, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and (b) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described in Section 15.2 below.

         In connection with the foregoing waiver of sovereign immunity by any Tribal Party:

                           (a) Duration. The duration of such waiver shall
commence on the date hereof and continue with respect to each Tribal Party until one year after all obligations of such Tribal Party hereunder have been completely performed and any amounts, if any, owed hereunder from the Authority have been indefeasibly paid in full;

                           (b) Grantees. The grantee(s) of the waiver are the
Trustee, together with its successors and assigns hereunder;

                           (c) Scope. The scope of the waiver applies to all
Permitted Claims;

                           (d) Property and Funds. The only assets or rights
against which any award, judgment or other order for relief arising from this waiver may be enforced are "Authority Assets" as defined in the "Ordinance of the Picayune Rancheria Establishing and Governing the Chukchansi Economic Development Authority," as amended by an amendment thereto adopted on July 13, 2002 by Resolution No. 2002-27 of the Tribe's Tribal Counsel ("Tribal Counsel"), and an amendment thereto adopted on July 30, 2002 by Resolution No. 2002-37, whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Tribal Party in compliance with the Senior Notes shall, upon transfer, no longer constitute Authority Assets;

                           (e) Jurisdictions. The courts with jurisdiction
with respect to the Permitted Claims are the Applicable Courts (as defined in Section 15.2 below) (subject to the obligation of each Tribal Party to submit to arbitration as provided herein); and

                           (f) Governing Law. The law applicable to the waiver
and the Permitted Claims shall be the internal laws of the State of New York, except where application of the uniform commercial code of the State of New York will not recognize a lien and the perfection of a lien on any Authority Assets as security for any performance of a Tribal Party hereunder, and the uniform commercial code of the Tribe will recognize the lien or the perfection of the lien, in which case the law of the Tribe, as applicable, that recognizes the lien and perfection shall apply.

                  15.2 Designation of Applicable Courts and Jurisdictions. Each Tribal Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial action described in Section 15.1 above (the "Applicable Courts"): (a) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (b) any court of the State of New York, and all courts to which any appeal therefrom may be available; (c) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available; and (d) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

                  15.3 Additional Waivers as to Tribal Courts. Each of the Tribal Parties hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (d) of Section 15.2 above. Each of the Tribal Parties unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

                  15.4 Agreement not to Contest. In connection with any Permitted Claim, each of the Tribal Parties agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

                  15.5 Arbitration. All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 15.5. Notwithstanding any other provision of this Section 15, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority.

                           (a) Commencement of Proceedings. An arbitration
proceeding may be commenced only by the Tribe, the Authority, the Trustee, or to the extent remedies may be enforced directly by a Holder, by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

                           (b) Qualification of Arbitrators. No person shall
be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

                           (c) Discovery. Any party shall be permitted to
engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

                           (d) Hearing. The hearing on the arbitration shall
be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

                           (e) Enforcement. Proceedings to enter judgment
upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed (a) by the Federal Arbitration Act, if the matter will be heard in federal court, or (b) by the applicable state arbitration code, if the matter will be heard in state court, and (c) by the tribal arbitration code adopted by Resolution No. 2001-34 of the Tribal Council, as amended by an amendment thereto adopted on July 30, 2002 by Tribal Council Resolution No. 2002-39, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

                           (f) Prohibition on Punitive Damages. Each party
hereto agrees that each party has equal bargaining power and that each has freely entered into this Agreement after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

                           (g) Validity of Arbitration Provisions. Each party
hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

                           (h) Full Faith and Credit. The Tribal Parties and
the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 15.5, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section
15.5. The Tribal Parties agree that judgment enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject of arbitration under this Section 15.5.

                  15.6 Non-Impairment. Neither any Tribal Party nor any of its Affiliates will: (a) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (b) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                  U.S. BANK, N.A.,
                                  as Disbursement Agent


                                  By:/s/ Frank P. Leslie III
                                     ------------------------------------------
                                     Name:  Frank P. Leslie III
                                     Title: Vice President


                                  U.S. BANK, N.A.,
                                  as Trustee


                                  By:/s/ Frank P. Leslie III
                                     ------------------------------------------
                                     Name: Frank P. Leslie III
                                     Title: Vice President


                                  THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                                  By:/s/ Dixie Jackson
                                     ------------------------------------------
                                      Name: Dixie Jackson
                                      Title: Chairperson


                                  THE Picayune Rancheria of Chukchansi Indians
                                  (solely with respect to its obligations under Section 15)


                                  By:/s/ Dixie Jackson
                                     ------------------------------------------
                                     Name: Dixie Jackson
                                     Title: Chairperson


                                  PROFESSIONAL ASSOCIATES CONSTRUCTION
                                  SERVICES, INC.


                                  By:/s/ Kent Robertson
                                     ------------------------------------------
                                     Name:  Kent Robertson
                                     Title: Corporate Secretary